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Filed Pursuant to Rule 424(B)(5)
Reg. No.: 333-085232

PROSPECTUS SUPPLEMENT

(To prospectus dated April 17, 2002)

3,800,000 Shares

Common Stock

        We are selling 1,500,000 shares of our common stock and an affiliate of one of the underwriters is, at our request, borrowing and selling 2,300,000 shares of our common stock in connection with the execution of a forward sale agreement between us and such affiliate. The underwriters are offering the shares of our common stock in the United States. Subject to applicable law, the underwriters may offer the shares of our common stock outside the United States.

        Our shares of common stock are quoted on the Nasdaq National Market under the symbol "BPFH". On December 11, 2003, the last sale price of our shares of common stock as reported on the Nasdaq National Market was $24.93 per share.

        Investing in our common stock involves risks, including the risks described in the "Risk Factors" section beginning on page S-11 of this prospectus supplement.

	Per Share	Total
Public offering price	$24.25	$92,150,000
Underwriting discount	$1.364	$5,183,200
Proceeds, before expenses, to Boston Private Financial Holdings, Inc.(1)	$22.886	$86,966,800
  (1)
  We will receive $34,329,000 upon settlement of this offering and expect to receive the remaining net proceeds upon settlement of the forward sale agreement, which will be within twelve months of the date of this prospectus supplement. For purposes of calculating the aggregate net proceeds set forth above, we have assumed that the forward sale agreement is settled based upon the aggregate initial forward sale price of $52,637,800 and by the delivery of shares of our common stock. See "Underwriting" for a description of the forward sale agreement.

        The underwriters may also purchase up to an additional 570,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.

        These securities are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of common stock will be ready for delivery on or about December 17, 2003.

Joint Book-Running Managers

Merrill Lynch & Co.             Sandler O'Neill & Partners, L.P.

Advest, Inc.         RBC Capital Markets         SunTrust Robinson Humphrey

The date of this prospectus supplement is December 11, 2003.

Prospectus Supplement

Prospectus

        We are providing information to you about this offering of shares of our common stock in two separate documents that are bound together: (a) this prospectus supplement, which describes the specific details regarding this offering, and (b) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this "prospectus" we are referring to both documents combined, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read carefully this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest. These documents contain information you should consider when making your investment decision.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, and the other documents we incorporate by reference herein and therein, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management are forward-looking statements.

        Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under the headings "Risk Factors" and "Recent Developments" in this prospectus supplement, and under the heading "Risk Factors and Factors Affecting Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2002 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission ("SEC") and incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as the result of, among other factors, changes in interest rates, changes in the securities or financial markets, a deterioration in general economic conditions on a national basis or in the local markets in which we operate, including changes which adversely affect borrowers' ability to service and repay our loans, changes in loan defaults and charge-off rates, reduction in deposit levels necessitating increased borrowing to fund loans and investments, our ability to achieve improvements in our Bank Secrecy Act controls and procedures, our ability to consummate proposed acquisitions in a timely manner, the risk that difficulties will arise in connection with the integration of the operations of acquired businesses with the operations of our banking or investment management businesses, the passing of adverse government regulation, and changes in assumptions used in making such forward-looking statements. This is not an exhaustive list and as a result of variations in any of these factors actual results may differ materially from any forward-looking statements.

        Forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. We will not update forward-looking statements to reflect facts, assumptions, circumstances or events which have changed after a forward-looking statement was made.

ii

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. In addition to the documents identified in the accompanying prospectus under "Where You Can Find More Information", we incorporate by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

  •
  our Current Report on Form 8-K dated December 4, 2003;

(other than, in each case, information that is deemed not to have been filed in accordance with SEC rules), and any future reports that we file with the SEC under the Exchange Act if the filings are made prior to the time that all of the shares of our common stock are sold in this offering. You can also find more information about us from the sources described under "Where You Can Find More Information" in the accompanying prospectus.

iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and the documents incorporated by reference, which are described under "Where You Can Find More Information" above and in the accompanying prospectus, before investing in our shares of common stock. Unless otherwise indicated in this prospectus supplement, the terms "we", "us" and "our" mean Boston Private Financial Holdings, Inc. and its consolidated subsidiaries.

About Boston Private Financial Holdings, Inc.

        We are a wealth management company that offers comprehensive financial services to high net worth individuals, their companies and selected institutions. We look to capitalize on growth in the wealth management sector by targeting affluent regions and offering localized service. We believe the high net worth market continues to be characterized by attractive demographics because of the strong rate of growth in the number of high net worth individuals, growth in assets controlled by high net worth individuals, and the significant transition of wealth expected over the next decade. Our affluent clients have complex financial situations and we seek to be their trusted advisor by offering wealth management solutions through a high-touch, relationship-driven approach. Our core strategy can be described as follows:

  •
  Target the Newly Affluent. We find that wealth generated prior to 1975 tends to be in existing trust relationships which are often difficult to penetrate. We believe that individuals who have generated their own wealth tend to be discriminating buyers of financial services. We offer financial services to the newly affluent at each stage of the typical financial life cycle. In the early stages, these services typically take the form of debt products—residential "jumbo" mortgages or commercial loans to privately owned businesses. In the latter stages, we offer asset management services and, in between, we offer financial planning services such as tax planning, estate planning, and asset allocation consulting. Finally, we expect these clients to migrate to our fiduciary services over time.

  •
  Build presence in attractive geographic markets through acquisitions and organic growth. We intend to expand our franchise to additional centers of intellectual and investment capital in the United States. These areas are conducive to new business formation and therefore the creation of new wealth. We currently have a presence in New England with our subsidiaries Boston Private Bank & Trust Company, Westfield Capital Management Company, LLC, RINET Company, LLC, and Boston Private Value Investors, Inc.; as well as in Northern California with our subsidiaries Borel Private Bank & Trust Company and Sand Hill Advisors; and the Pacific Northwest with our investment in Coldstream Capital Management, Inc. Pending acquisitions will expand our presence into New York (Dalton, Greiner, Hartman, Maher & Co.), Southern California (First State Bancorp), as well as expand our current presence in Northern California (Bingham, Osborn & Scarborough, LLC). See "Recent Developments—Pending Acquisitions" in this Prospectus Supplement Summary. As we continue to grow, we will look to enter other attractive markets including Denver, Chicago, Austin/Ft. Worth, Florida, Atlanta and the Mid Atlantic.

  •
  Develop regional clusters. Within each of the regions that we target, we intend to offer three key services: private banking, investment management and financial planning. A regional cluster will be composed of three or more affiliates, each with a focus on one of these services. Through a cluster approach, we are better able to deepen client relationships by expanding our service offering within a region to meet the specialized needs of wealthy clients.

  •
  Maintain decentralized management. We believe that our affluent clients respond to localized relationship management and take comfort in having their trusted financial advisor within close proximity. By keeping local management in place and giving them the autonomy to run their business with centralized support from our management team, we maintain the benefit of an affiliate's local reputation while leveraging our expertise. Through this strategy, we are better able to build high-touch, service-oriented relationships with our clients.

        We deliver private banking, trust, investment management and financial planning services through our affiliate companies:

  New England Region

  •
  Boston Private Bank & Trust Company is a Massachusetts chartered trust company with $1.5 billion in balance sheet assets and $1.8 billion of assets under management for high net worth individuals and institutions at September 30, 2003. Boston Private Bank pursues a "private banking" business strategy and is principally engaged in providing banking, investment and fiduciary products and services to high net worth individuals, their families and their businesses. Boston Private Bank primarily operates in the greater Boston area and New England. Boston Private Bank seeks to anticipate and respond to the financial needs of its client base by offering high quality products, dedicated personal service and long-term banking relationships. Boston Private Bank offers its clients a broad range of deposit services, including checking and savings accounts, with access through internet banking and automated teller machines, and cash management services. Boston Private Bank also offers commercial, residential mortgage, home equity and consumer loans. In addition, it provides investment advisory and asset management services, securities custody and safekeeping services, and trust and estate administration.

  •
  Westfield Capital Management Company, LLC, an investment management company serving clients domestically and abroad, had $5.0 billion of assets under management at September 30, 2003. Westfield specializes in separately managed growth equity portfolios with products across the capitalization spectrum. Westfield also acts as the general partner and/or investment manager to three limited partnerships that employ a long/short domestic growth equity strategy, with styles focusing on the life sciences sectors and microcap area. Westfield's experienced investment team employs in-depth, fundamental research and analysis to uncover solid, rapidly growing companies that can be purchased at a reasonable price. The firm's experience, extensive research, and first-hand knowledge of company operations derived through on-site visits and meetings with management provide its competitive edge.

  •
  RINET Company, LLC, an investment adviser, had $775 million of assets under management at September 30, 2003. RINET provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families in the greater Boston area, New England, and other areas of the United States. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning and planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing. It also provides an independent mutual fund rating service.

  •
  Boston Private Value Investors, Inc., an investment management company serving clients in New England, had $708 million of assets under management at September 30, 2003, primarily for high net worth individuals and select institutions. The firm is a large-cap style investor.

  Northern California Region

  •
  Borel Private Bank & Trust Company is a California state banking corporation with $537 million in balance sheet assets and $529 million of trust assets under management at September 30, 2003. Borel Private Bank serves the financial needs of individuals, their families and their businesses in Northern California. Borel Private Bank conducts a commercial bank business that includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel Private Bank offers various savings plans and provides safe deposit boxes as well as other customary banking services and facilities, except international operations. Additionally, Borel Private Bank offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals.

  •
  Sand Hill Advisors, Inc., an investment management company serving clients in Northern California, had $760 million of assets under management at September 30, 2003, primarily for high net worth individuals (including $145 million of assets managed through a subadvisory relationship with Borel Private Bank). The firm manages investments covering a wide range of asset classes for both taxable and tax exempt portfolios and has special expertise as transitional wealth counsel.

  Pacific Northwest Region

  •
  In addition, we hold a 27.1% interest in Coldstream Holdings, Inc. Coldstream Holdings is the parent of Coldstream Capital Management, Inc., a multi-client family office providing comprehensive wealth management services to high net worth individuals and their families in the Pacific Northwest. Coldstream Management had $444 million of assets under management at September 30, 2003.

        Boston Private Financial Holdings, Inc. was incorporated in Massachusetts in 1987 and is a registered bank holding company under the Bank Holding Company Act of 1956. Our address is Ten Post Office Square, Boston, Massachusetts 02109 and our telephone number at that location is (617) 912-1900.

Selected Historical Financial Information

        The following table presents selected consolidated financial information, which should be read in conjunction with our financial statements, and the notes thereto, and the information contained in our "Management's Discussion and Analysis of Financial Condition and Results of Operations", which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected historical financial data as of the end of December 31, 2002 and 2001 and for each of the three years in the three-year period ended December 31, 2002 is derived from our audited financial statements and related notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected historical financial data for prior years is derived from our audited financial statements, which are not incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected historical financial data as of September 30, 2003 and September 30, 2002 and for the nine months then ended is derived in part from our unaudited financial statements and related notes which are incorporated by reference into this prospectus supplement and the accompanying prospectus. In the opinion of our management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data as of those dates and for those periods. The results of operations for interim periods are not necessarily indicative of a full year's operations.

	As of and For the Nine Months Ended September 30,			As of and For the Years Ended December 31,
	2003		2002	2002	2001		2000	1999		1998
	(Dollars in thousands, except per share data)
Balance Sheet:
Total balance sheet assets	$2,097,519		$1,762,981	$1,820,741	$1,509,479		$1,294,564	$884,389		$746,626
Total loans (excluding loans held for sale)	1,498,664		1,263,286	1,301,726	1,097,417		878,932	683,935		519,592
Allowance for loan losses	19,275		16,366	17,050	14,521		11,500	9,242		7,547
Investment securities and money market investments	422,155		299,558	322,734	284,309		215,874	110,077		119,525
Cash and cash equivalents	92,215		104,773	97,529	58,281		110,767	41,567		79,608
Excess of cost over net assets acquired	20,168		18,046	18,007	17,207		18,371	3,563		4,154
Deposits	1,618,625		1,347,798	1,400,333	1,145,329		1,002,462	706,108		594,397
Borrowed funds	254,241		221,292	218,389	190,978		139,878	97,223		83,491
Stockholders' equity	182,177		161,652	167,382	139,631		128,625	65,512		56,770
Statement of Operations:
Interest and dividend income	68,804		67,281	90,293	92,479		79,152	57,875		48,882
Interest expense	18,595		19,814	26,265	38,321		35,863	25,068		22,672

Net interest income	50,209		47,467	64,028	54,158		43,289	32,807		26,210
Provision for loan losses	2,335		1,865	2,495	3,010		2,160	1,524		1,244

Net interest income after provision for loan losses	47,874		45,602	61,533	51,148		41,129	31,283		24,966
Fees and other income	47,423		38,892	51,868	51,271		39,174	33,469		26,951
Operating expense	70,951		58,144	78,763	83,181		54,790	43,861	(5)	36,913

Income before income taxes	24,346		26,350	34,638	19,238		25,513	20,891		15,004
Income tax expense	9,401		8,432	10,893	7,692		8,843	7,671		5,389

Net income	$14,945		$17,918	$23,745	$11,546	(4)	$16,670	$13,220	(5)	$9,615

Per Share Data:
Basic earnings per share	$0.66		$0.80	$1.06	$0.52		$0.87	$0.74		$0.54
Diluted earnings per share	$0.64	(3)	$0.77	$1.02	$0.50	(4)	$0.85	$0.72	(5)	$0.53
Average common shares outstanding	22,681,789		22,377,786	22,412,665	22,119,726		19,095,010	17,950,648		17,843,705
Average diluted shares outstanding	23,503,281		23,399,331	23,357,066	23,053,052		19,714,510	18,281,847		18,261,635
Cash dividends per share	$0.15		$0.12	$0.16	$0.14		$0.12	$—		$—
Book value	$7.98		$7.89	$7.42	$6.28		$5.87	$3.64		$3.18
Tangible book value	$7.10		$6.39	$6.62	$5.50		$5.03	$3.45		$2.94
Other Data:
Nonperforming assets	1,074		1,165	1,057	904		1,303	1,317		815
Client assets under management	9,406,000		6,003,000	6,441,000	6,529,000		6,758,000	4,545,000		3,651,000

	As of and For the Nine Months Ended September 30,			As of and For the Years Ended December 31,
	2003		2002	2002	2001		2000	1999	1998
Selected Operating Ratios:
Return on average assets	1.00	%(3)	1.47%	1.42%	0.80	%(4)	1.55%	1.63%	1.44%
Return on average equity	11.53	%(3)	15.91%	15.36%	8.28	%(4)	19.48%	22.05%	18.72%
Interest rate spread(1)	3.37%		3.68%	3.80%	3.52%		3.59%	3.77%	3.59%
Net interest margin(1)	3.67%		4.04%	4.19%	4.18%		4.43%	4.39%	4.26%
Total fees and other income/total revenue(2)	48.57%		45.04%	44.75%	48.63%		47.50%	50.50%	50.70%
Asset Quality Ratios:
Nonperforming loans to total loans	0.07%		0.09%	0.08%	0.08%		0.15%	0.19%	0.16%
Nonperforming assets to total assets	0.05%		0.07%	0.06%	0.06%		0.10%	0.15%	0.11%
Allowance for loan losses to nonperforming loans	1,794.69%		1,404.81%	1,613.06%	1,606.31%		882.58%	701.75%	926.01%
Net loans recovered (charged-off) to average loans	(0.01)%		0.00%	0.00%	0.00%		0.01%	0.03%	0.07%

(1)
Interest rate spread represents the difference between the weighted average yield on interest-earning assets on a fully-taxable equivalent basis, and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income on a fully-taxable equivalent basis as a percentage of average interest-earning assets.

(2)
Total revenue is defined as net interest income plus fees and other income.

(3)
After eliminating $1.4 million for the REIT tax adjustment, net of tax and $1.5 million for the tax accrual, net of tax, net income for the nine months ended September 30, 2003 was $17.9 million or $0.77 per share, return on average assets was 1.20% and return on average equity was 13.83%.

(4)
After eliminating $9.7 million of nonrecurring merger expenses, net of tax, net income for the year ended December 31, 2001 was $21.2 million, or $0.92 per share, return on average assets was 1.47% and return on average equity was 15.22%.

(5)
Includes the cumulative effect of change in accounting principle, net of tax, of $125,000, or $0.01 per diluted share.

Recent Developments

Pending Acquisitions

        We have entered into agreements to acquire an 80% equity interest in Dalton, Greiner, Hartman, Maher & Co., a New York-based investment adviser; First State Bancorp, the holding company for First State Bank of California; and a 20% equity interest in Bingham, Osborn & Scarborough, LLC, a fee-only financial planning and investment management firm located in San Francisco and Menlo Park, California. Each of these pending acquisitions is described below. We cannot assure you that any of these pending acquisitions will be completed on acceptable terms, within the anticipated time frame, or at all. We expect to continue to consider the acquisition of other banking and investment management companies in the future.

Dalton, Greiner, Hartman, Maher & Co.

        We have entered into a definitive agreement to acquire an 80% equity interest in Dalton, Greiner, Hartman, Maher & Co., a New York-based investment adviser founded in 1990 which is a value style manager specializing in small cap equities. The remaining 20% interest in Dalton Greiner will be retained by members of the Dalton Greiner management team. At September 30, 2003, Dalton Greiner had approximately $2.6 billion of assets under management and for the nine-month period ended September 30, 2003, approximately $13.7 million of revenues.

        The purchase price for the acquisition of Dalton Greiner is expected to be approximately $88.5 million, with approximately $54.7 million to be paid at the closing and an aggregate present value of $33.8 million in contingent payments due over five years following the closing. One of the two sellers will receive a $37.8 million cash payment at closing and a $2.5 million cash payment on September 30, 2004. The other seller will receive a closing payment of approximately $16.9 million, payable 65% in cash and 35% in shares of our common stock. This seller will also receive contingent payments totaling $31.3 million on a present value basis, payable 80% in cash and 20% in shares of our common stock over five years following the closing. We expect that this transaction will be immediately accretive on a cash basis and accretive on a GAAP basis within the first twelve-month period. In connection with the transaction, several of the key principals of Dalton Greiner will enter into long-term employment and non-competition/non-solicitation agreements with us. The closing of this transaction is contingent upon the satisfaction of several closing conditions, including the approval of the transaction by the Board of Governors of the Federal Reserve System. We anticipate that this acquisition will close on or before March 31, 2004.

First State Bancorp

        We have entered into a definitive agreement to acquire First State Bancorp, the holding company of First State Bank of California, a commercial bank located in Los Angeles County with $188 million of assets at September 30, 2003. Founded in 1983, First State Bank of California is headquartered in Granada Hills with an office in Burbank and a loan production office in Rancho Cucamonga, California. First State Bank of California provides a wide range of commercial, depository and consumer banking services to its customers. First State Bank of California has 41 employees and is led by Richard C. Taylor, President and CEO. The current management team will remain and the bank will continue to operate under the First State Bank of California name.

        In the merger, we will acquire all of First State's common stock with 15% of the purchase price paid in cash and the remaining 85% of the purchase price paid in shares of our common stock. The aggregate transaction value of $27.2 million initially values First State's common stock at $18.76 per share (based on an assumed February 1, 2004 closing date). Each share of First State common stock will be converted into a combination of $2.81 in cash and shares of our common stock based on a per share conversion ratio. Based on the average daily closing prices per share of our common stock for the thirty-day period ending on December 4, 2003, each share of First State common stock would be exchanged for $2.81 in cash and 0.6695 shares of our common stock. The actual number of shares and value of our common stock to be issued to First State shareholders may vary based upon the average closing price of our common stock prior to completing the merger and will be subject to certain adjustments based on the timing of closing. We expect that this transaction will be immediately accretive on a cash basis and on a GAAP basis. The transaction, expected to close in the first quarter of 2004, is subject to certain customary conditions, including the approval by the shareholders of First State, as well as state and federal banking regulators.

Bingham, Osborn & Scarborough, LLC

        We have entered into a definitive agreement to acquire a 20% equity interest in Bingham, Osborn & Scarborough, LLC, a fee-only financial planning and investment management firm with offices located in San Francisco and Menlo Park, California. The initial purchase price will be approximately $3.2 million, 75% payable in cash and the remainder payable in shares of our common stock. Over the next five years, we could acquire up to a 70% interest in Bingham Osborn. Bingham Osborn, founded in 1985, manages approximately $800 million of client assets and specializes in strategies for retirement planning, estate planning, charitable giving, portfolio diversification, insurance programs and tax management. We expect that this transaction will be immediately accretive on a cash basis and accretive on a GAAP basis within the first twelve-month period. The transaction, expected to close in the first quarter of 2004, is subject to certain customary conditions, including approval by state and federal banking regulators.

Regulatory Matters

        In June 2003, Boston Private Bank entered into an informal agreement, commonly known as a Memorandum of Understanding, with the Federal Deposit Insurance Corporation, or FDIC, and the Massachusetts Division of Banks to enhance its Bank Secrecy Act controls and procedures. Any material or willful failure to comply in a timely manner with the requirements of this agreement could result in fines, penalties, or other forms of regulatory enforcement action against us or Boston Private Bank, or delays in the timing of the closing of our pending acquisitions. The receipt of regulatory approval for each of the Dalton Greiner, First State and Bingham Osborn acquisitions will be subject to, among other things, substantial progress in achieving the objectives of this agreement.

Supplemental Financial Information

        The table below shows the pro forma impact of the Dalton Greiner transaction on several financial measures for the nine months ended September 30, 2003 and the year ended December 31, 2002 as if the Dalton Greiner acquisition had occurred, with respect to statement of operations data, at the beginning of the period, and with respect to balance sheet data, on September 30, 2003.

        The pro forma adjustments were calculated based upon the estimated transaction value as of September 30, 2003. We estimate the transaction value of the Dalton Greiner transaction to be $88.5 million at September 30, 2003, resulting in goodwill of $54.0 million and intangible assets of $33.4 million. Approximately $32.7 million of the intangibles will be amortized using the constant attrition method over a 15-year period (using an estimated life of nine years which results in 11.1% of the unamortized balance being amortized each year). The remainder of the intangibles will be amortized on a straight line basis over a seven-year period. The adjustment to total assets assumes that 3,800,000 shares are issued at a public offering price of $24.25 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We expect to prepare and file with the SEC under cover of Form 8-K pro forma condensed consolidated financial statements that give effect to the Dalton Greiner transaction within 75 days after consummation of the transaction as required by Article 11 of Regulation S-X. The actual adjustments used in the preparation of these pro forma financial statements will be calculated based on the transaction value as of the actual closing date and are likely to differ from those presented below. Management does not currently believe that the actual adjustments will result in any material differences to the pro forma financial data set forth below. However, no assurances can be given that such differences will not occur.

	As of and For the Nine Months Ended September 30, 2003				As of and For the Year Ended December 31, 2002
	Boston Private Financial Holdings, Inc.	Dalton, Greiner, Hartman, Maher & Co.	Adjustments	Pro Forma	Boston Private Financial Holdings, Inc.	Dalton, Greiner, Hartman, Maher & Co.	Adjustments	Pro Forma
	(dollars in thousands)
Assets under Management	$9,406,000	$2,621,000	$—	$12,027,000	$6,441,000	$2,229,940	$—	$8,670,940
Total Fees and Other Income	$47,423	$13,719	$—	$61,142	$51,868	$18,031	$—	$69,899
Total Revenues	$97,632	$13,719	$—	$111,351	$115,896	$18,031	$—	$133,927
Amortization of Intangibles	$151	$—	$2,800	$2,951	$87	$—	$3,733	$3,820
Goodwill	$17,110	$—	$54,009	$71,119	$16,542	$—	$54,009	$70,551
Intangible Assets	$3,058	$—	$33,413	$36,471	$1,465	$—	$33,413	$34,878
Total Assets	$2,097,519	$6,945	$124,761	$2,229,225	$1,820,741	$5,840	$124,761	$1,951,342

The Offering

        We are selling 1,500,000 shares of our common stock and an affiliate of one of the underwriters is, at our request, borrowing and selling 2,300,000 shares of our common stock in connection with the execution of a forward sale agreement between us and such affiliate. See "Underwriting".

Issuer	Boston Private Financial Holdings, Inc.
Common stock offered	3,800,000 shares.
Common stock outstanding as of September 30, 2003, after giving effect to this offering but excluding any shares of common stock to be issued upon settlement of the forward sale agreement	24,334,326 shares.
Common stock outstanding as of September 30, 2003, after giving effect to this offering and the settlement of the forward sale agreement with shares of common stock	26,634,326 shares.
Use of proceeds
We estimate that we will receive net proceeds of $33.8 million from the sale of our common stock upon settlement of this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We expect to receive additional net proceeds initially valued at $52.6 million upon settlement of the forward sale agreement, which will be within twelve months of the date of this prospectus supplement. The cumulative net proceeds of this offering over the next twelve months will be approximately $86.4 million. We will use the net proceeds that we receive upon settlement of this offering and the forward sale agreement to finance a portion of the purchase price for our pending acquisitions of Dalton Greiner, First State, and Bingham Osborn, as well as for working capital and general corporate purposes, including other possible acquisitions and strategic transactions. The total cash purchase price for our pending acquisitions is approximately $55 million. While the net proceeds that we estimate that we will receive upon settlement of this offering, together with the net proceeds that we expect to receive upon settlement of the forward sale agreement, will provide cash sufficient to fund the total cash purchase price for our pending acquisitions, we are also considering other financing alternatives, including the potential issuance of debt or equity securities. See "Recent Developments—Pending Acquisitions" in this Prospectus Supplement Summary for more information of the pending acquisitions of Dalton Greiner, First State and Bingham Osborn.

Current indicated annual dividend	$0.20 per share. See "Price Range of Common Stock and Dividend Policy".
Nasdaq National Market symbol	BPFH
Risk Factors	See "Risk Factors" beginning on page S-11 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

        For the proceeds data above and throughout this prospectus supplement, we have assumed that the underwriters do not exercise their overallotment option and the forward sale agreement is settled based upon the aggregate initial forward sale price and by the delivery of shares of our common stock. See "Underwriting" for a description of the forward sale agreement. If the overallotment option were exercised in full, we would issue an additional 570,000 shares of our common stock in connection with this offering.

        In addition, the number of shares of our common stock outstanding as of September 30, 2003 also excludes 2,846,496 shares issuable upon the exercise of options at an average exercise price of $14.97 per share and 230,606 shares reserved for issuance under our equity incentive plans. We also expect to issue an additional 1,235,495 shares of our common stock in connection with the acquisition of Dalton Greiner, First State and Bingham Osborn.

RISK FACTORS

        You should carefully review the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and should carefully consider the following risk factors, as well as the factors listed under "Special Note Regarding Forward-Looking Statements".

Risks Relating to the Offering

The market price of our common stock has fluctuated, and could fluctuate significantly.

        The market price of our common stock has been volatile in the past and could continue to be subject to wide fluctuations, including fluctuations in response to quarterly variations in our operating results, changes in the availability and price of purchased loans, changes in our dividend payments, changes in earnings estimates by analysts, material announcements by us or our competitors, governmental regulatory action, the inability to close pending transactions whether due to a delay in achieving the objectives of the informal agreement with the FDIC and the Massachusetts Division of Banks or otherwise, the liquidity of the market for our common stock, changes in general economic or market conditions and broad market fluctuations, or other events or factors, many of which are beyond our control. The stock market has experienced extreme price and volume fluctuations which have affected market prices of smaller capitalization companies and which often have been unrelated to the operating performance of such companies. In addition, our operating results may be below the expectations of securities analysts and investors. In such event, the price of our common stock would likely decline, perhaps substantially.

We may be required to reduce or eliminate dividends on our common stock.

        As a bank holding company, substantially all of our net earnings have been generated historically by our subsidiaries, which make these funds available to us in the form of dividends. Consequently, our ability to pay dividends is subject to our subsidiaries' ability to pay dividends to us. Additionally, our banks' ability to pay us dividends is limited by certain regulatory requirements with respect to the size of their respective statutory surplus levels. The total amount of dividends that we are required to pay increases each time we issue additional shares of common stock. As a result of this offering and our subsidiaries' ability to pay us dividends, we may in the future have to reduce our dividends. The declaration and amount of dividends is subject to the discretion of our Board of Directors and will depend on various factors, including our net earnings, financial condition, cash requirements, future prospects and other factors deemed relevant by our Board of Directors. We are under no obligation to pay dividends and we may discontinue payment of dividends at any time.

Our ability to undertake future sales or distributions of common stock may cause the market price of our common stock to decline, irrespective of our financial performance.

        The sale of a substantial number of shares of our common stock into the public market, or the availability of these shares for future sale, could adversely affect the market price of our common stock and could impair our ability to obtain additional capital in the future through an offering of equity securities at a time or at a price we deem appropriate. We have a currently effective shelf registration statement permitting the public sale of up to $150 million of our securities, including common stock offered hereby. In connection with our proposed transactions with Dalton Greiner, First State and Bingham Osborn, we expect to issue an aggregate of approximately 1,235,495 shares of common stock. We may also issue shares of our common stock from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares in connection with any such acquisitions and investments. Any such offering would dilute your ownership interest in us and our earnings.

Settlement provisions contained in the forward sale agreement subject us to certain risks.

        The purchaser under the forward sale agreement will have the right to require us to settle the forward sale agreement on a date specified by the purchaser if (1) in its judgment, it is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us under the forward sale agreement or it is commercially impracticable to do so, or (2) the closing price of our common stock is equal to or less than $8.00 per share on any trading day. The purchaser's decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our need for capital.

        In the event that early settlement of the forward sale agreement is based on the closing price of our common stock as described above, we will have the right to elect stock, cash or net stock settlement. In the event that early settlement of the forward sale agreement is based on the availability of stock borrowed as described above, we would be required to settle by delivering shares of our common stock. In the event that we elect or are required to settle the forward sale agreement with shares of our common stock, delivery of such shares would result in dilution to our earnings per share and return on equity.

        Except under limited circumstances described above, we have the right to elect cash or net stock settlement under the forward sale agreement. In that event, we would expect the purchaser or one of its affiliates under the forward sale agreement to purchase 2,300,000 shares of our common stock in secondary market transactions for delivery to stockholders in order to close out its short position. If the price of our common stock is above the forward sale price, we would pay the purchaser under the forward sale agreement an amount in cash (if we cash settle) equal to the difference or deliver a number of shares of our common stock (if we net stock settle) having a market value equal to the difference. Any such difference could be significant.

Future potential debt or preferred stock issuance may negatively impact holders of common stock.

        If at some point in the future we choose to issue debt and/or preferred securities, these securities will have a senior claim on our assets relative to common stockholders. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our debt and preferred obligations in full before making any distributions to common stockholders. In this event, it might be possible that a common stockholder will not recover their original investment. As of September 30, 2003, we had no debt or preferred stock outstanding. The net proceeds that we estimate we will receive upon settlement of this offering are less than the total cash purchase price of our pending acquisitions. While the net proceeds that we estimate we will receive upon settlement of this offering, together with the net proceeds that we expect to receive upon settlement of the forward sale agreement, will provide cash sufficient to fund the total cash purchase price for our pending acquisitions, we are also considering other financing alternatives, including the potential issuance of debt or equity securities.

Risks Relating to Our Business

Our need to enhance our Bank Secrecy Act controls and procedures may adversely impact our ability to consummate our pending acquisitions and may negatively impact our earnings due to increased compliance costs.

        In June 2003, Boston Private Bank entered into an informal agreement, commonly known as a Memorandum of Understanding, with the Massachusetts Division of Banks and the FDIC to enhance its Bank Secrecy Act controls and procedures. Boston Private Bank is currently in the process of making such improvements and is working closely with the regulatory agencies to address the issues raised in the informal agreement. Any material or willful failure to comply in a timely manner with the requirements of this agreement could result in fines, penalties or other forms of regulatory enforcement action against us or Boston Private Bank, or delays in the timing of the closing of our pending acquisitions. Our regulators have indicated that substantial achievement of these improvements, and introduction of similar compliance program enhancements at our other bank subsidiaries, will be necessary prior to obtaining approvals for the pending acquisitions of Dalton Greiner, First State and Bingham Osborn. As a result, the completion of these acquisitions may be adversely affected by unfavorable judgments by the regulators as to the quality or timeliness of these enhancements. Additionally, the implementation of such improvements has required us to hire more employees, make investments in our business and hire third parties to assist in the implementation and testing of such controls. As a result, the implementation of such improvements will likely lead to higher expenses, both one-time and ongoing, which may negatively impact our earnings in future periods.

We may not consummate our pending acquisitions on acceptable terms or in a timely manner.

        The Dalton Greiner, First State and Bingham Osborn acquisitions are subject to various conditions, including receipt of required regulatory approvals and financing. We have filed all required regulatory applications and notices with respect to the First State, Bingham Osborn and Dalton Greiner transactions. We filed our regulatory application with the Federal Reserve Board in connection with the First State transaction on October 16, 2003. Based upon our continuing dialogue with the staff of the Federal Reserve Board regarding the First State application, we currently expect that the processing period for the application will be extended beyond the standard 60 days. If the banking regulatory agencies continue to process the applications and notices without further extending the applicable processing periods or tolling the applicable processing periods to request additional information from us or Boston Private Bank regarding Bank Secrecy Act compliance or other matters, we should be able to consummate each of these pending acquisitions by the end of the first quarter of 2004. We cannot assure you that any of these pending acquisitions will be completed on the terms described in this prospectus supplement, within the timeframe described, or at all. Also, we cannot assure you that additional suitable acquisition opportunities can be identified, financed and consummated on acceptable terms or that the Dalton Greiner, First State and Bingham Osborn acquisitions or other future acquisitions, if completed, will be successful.

In connection with our pending acquisitions and to the extent that we acquire other companies in the future, our business may be negatively impacted by certain risks inherent with such acquisitions.

        We have in the past considered, and will in the future continue to consider, the acquisition of other banking and investment management companies, such as our pending acquisitions of Dalton Greiner, First State and Bingham Osborn. To the extent that we acquire Dalton Greiner, First State, Bingham Osborn or other companies in the future, our business may be negatively impacted by certain risks inherent with such acquisitions. These risks include the following:

  •
  the risk that we will incur substantial expenses in pursuing potential acquisitions without completing such acquisitions;

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  the risk that we may lose key clients as a result of the change of ownership to us;

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  the risk that the acquired business will not perform in accordance with our expectations;

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  the risk that difficulties will arise in connection with the integration of the operations of the acquired business with the operations of our banking or investment management businesses, particularly to the extent we are entering new geographic markets;

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  the risk that we will need to make significant investments in infrastructure, controls, staff, emergency backup facilities or other critical business functions that become strained by our growth;

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  the risk that management will divert its attention from other aspects of our business;

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  the risk that we may lose key employees of the acquired business;

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  the risk that unanticipated costs relating to potential acquisitions could reduce our earnings per share;

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  the risk associated with entering into geographic and product markets in which we have limited or no direct prior experience; and

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  the risk that we may assume potential liabilities of the acquired company as a result of the acquisition.

        As a result of these risks, any given acquisition, if and when consummated, may adversely affect our results of operations or financial condition. In addition, because the consideration for an acquisition may involve cash, debt or the issuance of shares of our stock and may involve the payment of a premium over book and market values, existing shareholders may well experience dilution in connection with any acquisition, including our acquisitions of Dalton Greiner, First State and Bingham Osborn.

Attractive acquisition opportunities may not be available to us in the future.

        We will continue to consider the acquisition of other businesses. However, we may not have the opportunity to make suitable acquisitions on favorable terms in the future, which could negatively impact the growth of our business. We expect that other banking and financial companies, many of which have significantly greater resources, will compete with us to acquire compatible businesses. This competition could increase prices for acquisitions that we would likely pursue, and our competitors may have greater resources than we do. Also, acquisitions of regulated business such as banks are subject to various regulatory approvals. If we fail to receive the appropriate regulatory approvals, we will not be able to consummate an acquisition that we believe is in our best interests.

If we are required to write down goodwill and other intangible assets, our financial condition and results would be negatively affected.

        When we acquire a business, a substantial portion of the purchase price of the acquisition is allocated to goodwill and other identifiable intangible assets. The amount of the purchase price which is allocated to goodwill and other intangible assets is determined by the excess of the purchase price over the net identifiable assets acquired. At September 30, 2003, our goodwill and other identifiable intangible assets were approximately $20.2 million. Under current accounting standards, if we determine goodwill or intangible assets are impaired, we will be required to write down the value of these assets. We conduct an annual review to determine whether goodwill and other identifiable intangible assets are impaired. We recently completed such an impairment analysis and concluded that no impairment charge is necessary for this fiscal year. We cannot assure you that we will not be required to take an impairment charge in the future. Any impairment charge would have a negative effect on our stockholders' equity and financial results.

We may not be able to attract and retain banking customers at current levels.

        Competition in the local banking industry coupled with our relatively small size may limit the ability of our banking subsidiaries, Boston Private Bank and Borel Private Bank, to attract and retain banking customers. Our banks face competition from the following:

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  other banking institutions (including larger Boston and Northern California and suburban commercial banking organizations);

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  savings banks;

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  credit unions;

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  other financial institutions; and

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  non-bank financial service companies serving eastern Massachusetts, Northern California and their respective adjoining areas.

        In particular, the banks' competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit and investment needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits and range and quality of services provided. Our banks also face competition from out-of-state financial intermediaries which have opened low-end production offices or which solicit deposits in their respective market areas.

        Because our banks maintain smaller staffs and have fewer financial and other resources than larger institutions with which they compete, they may be limited in their ability to attract customers. In addition, some of the banks' current commercial banking customers may seek alternative banking sources as they develop needs for credit facilities larger than our banks can accommodate.

        If our banks are unable to attract and retain banking customers, they may be unable to continue their loan growth and their results of operations and financial condition may otherwise be negatively impacted.

We may not be able to attract and retain investment management clients at current levels.

        Due to the intense local competition, and the relatively short history and limited record of performance in the investment management business, Boston Private Bank and our investment management subsidiaries, Westfield, Sand Hill, Boston Private Value Investors, Inc. and RINET, may not be able to attract and retain investment management clients at current levels.

        In the investment management industry, we compete primarily with the following:

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  commercial banks and trust companies;

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  mutual fund companies;

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  investment advisory firms;

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  stock brokerage firms;

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  law firms; and

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  other financial services companies.

        Competition is especially strong in our geographic market area, because there are numerous well-established and successful investment management firms in Boston and in Northern California. Many of our competitors have greater resources than we have.

        Our ability to successfully attract and retain investment management clients is dependent upon our ability to compete with competitors' investment products, level of investment performance, client services and marketing and distribution capabilities. If we are not successful, our results from operations and financial position may be negatively impacted.

        For the quarter ended September 30, 2003, approximately 37.9% of our revenues were derived from investment management contracts which are typically terminable upon less then 30 days' notice. Most of our clients may withdraw funds from accounts under management generally in their sole discretion.

        Moreover, Westfield receives some performance-based fees. The amount of these fees is impacted directly by the investment performance of Westfield. As a result, the future revenues and earnings from such fees may fluctuate and may be affected by conditions in the capital markets and other general economic conditions. During the past three years, the performance fees earned by Westfield have not been material. Westfield, Sand Hill, Boston Private Value Investors and RINET are our major investment management subsidiaries, and their financial performance is a significant factor in our overall results of operations and financial condition.

Our investment management business is highly dependent on people to produce investment returns and to solicit and retain clients.

        We rely on our investment managers to produce investment returns. We believe that investment performance is one of the most important factors for the growth of our assets under management. Poor investment performance could impair our revenues and growth because:

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  existing clients might withdraw funds in favor of better performing products, which would result in lower investment advisory fees; or

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  our ability to attract funds from existing and new clients might diminish.

        The market for investment managers is extremely competitive and is increasingly characterized by frequent movement of investment managers among different firms. In addition, our individual investment managers often have regular direct contact with particular clients, which can lead to a strong client relationship based on the client's trust in that individual manager. The loss of a key investment manager could jeopardize our relationships with our clients and lead to the loss of client accounts. Losses of such accounts could have a material adverse effect on our results of operations and financial condition.

        In addition to the loss of key investment managers, our investment management business is dependent on the integrity of our asset managers and our employees. If an asset manager or employee were to misappropriate any client funds, the reputation of our asset management business could be negatively affected, which may result in the loss of accounts and have a material adverse effect on our results of operations and financial condition.

Defaults in the repayment of loans may negatively impact our business.

        Defaults in the repayment of loans by our banks' customers may negatively impact their businesses. A borrower's default on its obligations under one or more of the banks' loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan.

        In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, our banks may have to write-off the loan in whole or in part. In such situations, the banks may acquire any real estate or other assets, if any, which secure the loan through foreclosure or other similar available remedies. In such cases, the amount owed under the defaulted loan often exceeds the value of the assets acquired.

        Our banks' management periodically makes a determination of an allowance for loan losses based on available information, including the quality of their loan portfolio, certain economic conditions, the value of the underlying collateral and the level of its non-accruing loans. Provisions to this allowance result in an expense for the period. If, as a result of general economic conditions or an increase in defaulted loans, management determines that additional increases in the allowance for loan losses are necessary, the bank will incur additional expenses.

        In addition, bank regulatory agencies periodically review our banks' allowance for loan losses and the values they attribute to real estate acquired through foreclosure or other similar remedies. Such regulatory agencies may require the banks to adjust their determination of the value for these items. These adjustments could negatively impact the banks' results of operations or financial position.

A downturn in local economies or real estate markets could negatively impact our banking business.

        A downturn in the local economies or real estate markets could negatively impact our banking business. Our banks serve primarily individuals and smaller businesses located in eastern Massachusetts and adjoining areas, with a particular concentration in the Greater Boston Metropolitan Area, as well as clients located in Northern California. The ability of the banks' customers to repay their loans is impacted by the economic conditions in these areas. Furthermore, current negative economic trends (including the recession), increased unemployment in Northern California and New England, as well as ongoing economic uncertainty created by the September 11, 2001 terrorist attacks on the World Trade Center and the Pentagon and the United States' war on terrorism will likely continue to negatively impact businesses in Northern California and New England. While we are currently uncertain as to the long-term effects of these events, they could adversely affect general economic conditions, consumer confidence and market liquidity, or result in changes in interest rates, any of which may have a negative impact on the banking business of our banks. The banks' commercial loans are generally concentrated in the following customer groups:

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  real estate developers and investors;

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  financial service providers;

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  technology companies;

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  manufacturing and communications companies;

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  professional service providers;

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  general commercial and industrial companies; and

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  individuals.

        Our banks' commercial loans, with limited exceptions, are secured by either real estate (usually income producing residential and commercial properties), marketable securities or corporate assets (usually accounts receivable, equipment or inventory). Substantially all of our banks' residential mortgage and home equity loans are secured by residential property in eastern Massachusetts and Northern California. Consequently, our banks' ability to continue to originate real estate loans may be impaired by adverse changes in local and regional economic conditions in the real estate markets, or by acts of nature, including earthquakes and flooding. Due to the concentration of real estate collateral, these events could have a material adverse impact on the ability of our banks' borrowers to repay their loans and affect the value of the collateral securing these loans.

Environmental liability associated with commercial lending could result in losses.

        In the course of business, our banks may acquire, through foreclosure, properties securing loans they have originated or purchased which are in default. Particularly in commercial real estate lending, there is a risk that hazardous substances could be discovered on these properties. In this event, we, or our respective bank subsidiaries, might be required to remove these substances from the affected properties at our sole cost and expense. The cost of this removal could substantially exceed the value of affected properties. We may not have adequate remedies against the prior owner or other responsible parties and could find it difficult or impossible to sell the affected properties. These events could have a material adverse effect on our business, financial condition and operating results.

Fluctuations in interest rates may negatively impact our banking business.

        Fluctuations in interest rates may negatively impact the business of our banks. Our banks' main source of income from operations is net interest income, which is equal to the difference between the interest income received on interest-bearing assets (usually loans and investment securities) and the interest expense incurred in connection with interest-bearing liabilities (usually deposits and borrowings). These rates are highly sensitive to many factors beyond our control, including general economic conditions, both domestic and foreign, and the monetary and fiscal policies of various governmental and regulatory authorities. Our banks' net interest income can be affected significantly by changes in market interest rates. Changes in relative interest rates may reduce our banks' net interest income as the difference between interest income and interest expense decreases. As a result, our banks have adopted asset and liability management policies to minimize the potential adverse effects of changes in interest rates on net interest income, primarily by altering the mix and maturity of loans, investments and funding sources. However, even with these policies in place, we cannot assure you that a decrease in interest rates will not negatively impact our results from operations or financial position.

        An increase in interest rates could also have a negative impact on our banks' results of operations by reducing the ability of borrowers to repay their current loan obligations, which could not only result in increased loan defaults, foreclosures and write-offs, but also necessitate further increases to the banks' allowances for loan losses.

Our cost of funds for banking operations may increase as a result of general economic conditions, interest rates and competitive pressures.

        Our cost of funds for banking operations may increase as a result of general economic conditions, interest rates and competitive pressures. Our banks have traditionally obtained funds principally through deposits and through borrowings. As a general matter, deposits are a cheaper source of funds than borrowings, because interest rates paid for deposits are typically less than interest rates charged for borrowings. Historically and in comparison to commercial banking averages, our banks have had a higher percentage of their time deposits in denominations of $100,000 or more. Within the banking industry, the amounts of such deposits are generally considered more likely to fluctuate than deposits of smaller denominations. If, as a result of general economic conditions, market interest rates, competitive pressures or otherwise, the value of deposits at our banks decrease relative to their overall banking operations, our banks may have to rely more heavily on borrowings as a source of funds in the future.

Our investment management business may be negatively impacted by changes in economic and market conditions.

        Our investment management business may be negatively impacted by changes in general economic and market conditions because the performance of such business is directly affected by conditions in the financial and securities markets. The financial markets and the investment management industry in general have experienced record performance and record growth in recent years. The financial markets and businesses operating in the securities industry, however, are highly volatile (meaning that performance results can vary greatly within short periods of time) and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond our control. We cannot assure you that broad market performance will be favorable in the future. In particular, the financial and securities markets have experienced a significant downturn since March 2000. This decline has impacted our investment management business, reducing both management and performance fees. The terrorist attacks that took place in the United States on September 11, 2001, and subsequent military and terrorist activities, have caused additional economic and political uncertainties. These activities, the national and global efforts to combat terrorism, military activities in Afghanistan and Iraq, other potential military activities and outbreaks of hostilities have affected and may further adversely affect economic growth, and may have other adverse effects on us in ways that we are necessarily unable to predict with any assurance of accuracy. The world financial and securities markets will likely continue to experience significant volatility as a result of, among other things, world economic and political conditions. Continued decline in the financial markets or a lack of sustained growth may result in a corresponding decline in our performance and may adversely affect the assets that we manage.

        In addition, Westfield's, Sand Hill's, Boston Private Value Investors' and a portion of RINET's management contracts generally provide for fees payable for investment management services based on the market value of assets under management, although a portion of Westfield's contracts also provide for the payment of fees based on investment performance in addition to a base fee. Because most contracts provide for a fee based on market value of securities, fluctuations in securities prices may have a material adverse effect on our results of operations and financial condition.

Our investment management business is highly regulated which could limit or restrict our activities and impose fines or suspensions on the conduct of our business.

        Our investment management business is highly regulated, primarily at the federal level. The failure of any of our subsidiaries that provide investment management services to comply with applicable laws or regulations could result in fines, suspensions of individual employees or other sanctions including revocation of such subsidiary's registration as an investment adviser.

        Westfield, Sand Hill, RINET, Boston Private Value Investors and Coldstream Capital are registered investment advisers under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, record keeping, operational and disclosure obligations. These subsidiaries, as investment advisers, are also subject to regulation under the federal and state securities laws and the fiduciary laws of certain states. In addition, Westfield and Sand Hill act as sub-advisers to mutual funds which are registered under the Investment Company Act of 1940 and are subject to that act's provisions and regulations.

        We are also subject to the provisions and regulations of the Employee Retirement Income Security Act of 1974, or ERISA, to the extent we act as a "fiduciary" under ERISA with respect to certain of our clients. ERISA and the applicable provisions of the federal tax laws, impose a number of duties on persons who are fiduciaries under ERISA and prohibit certain transactions involving the assets of each ERISA plan which is a client, as well as certain transactions by the fiduciaries (and certain other related parties) to such plans.

        In addition, applicable law provides that all investment contracts with mutual fund clients may be terminated by the clients, without penalty, upon no more than 60 days' notice. Investment contracts with institutional and other clients are typically terminable by the client, also without penalty, upon 30 days' notice.

        We do not directly manage investments for clients, do not directly provide any investment management services and, therefore, are not a registered investment adviser. Boston Private Bank and Borel Private Bank are exempt from the regulatory requirements of the Investment Advisors Act, but are subject to extensive regulation by the FDIC, the Massachusetts Commissioner of Banks, and the California Department of Financial Institutions.

Our banking business is highly regulated which could limit or restrict our activities and impose financial requirements or limitations on the conduct of our business.

        Bank holding companies and state chartered banks operate in a highly regulated environment and are subject to supervision and examination by federal and state regulatory agencies. We are subject to the Bank Holding Company Act and to regulation and supervision by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board. Boston Private Bank, as a Massachusetts chartered trust company the deposits of which are insured by the FDIC, is subject to regulation and supervision by the Massachusetts Commissioner of Banks and the FDIC. Borel Private Bank, as a California banking corporation, is subject to regulation by the California Department of Financial Institutions and the FDIC.

        Federal and state laws and regulations govern numerous matters including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on dividend payments. The FDIC, the California Department of Financial Institutions and the Massachusetts Commissioner of Banks possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the Federal Reserve Board possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which we and our banks may conduct business and obtain financing.

        Furthermore, our banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. Changes in monetary or legislative policies may affect the interest rates our banks must offer to attract deposits and the interest rates they must charge on their loans, as well as the manner in which they offer deposits and make loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of depository institutions generally, including our banks.

Changes in the tax treatment of our real estate investments trusts will increase our effective tax rate and adversely affect earnings.

        In 2003, Massachusetts changed its tax laws regarding the treatment of real estate investment trusts, or REITs. These changes eliminated the 95% dividends received deduction for dividends paid to us by our REIT for state tax purposes prospectively and retroactively for the tax years 2002, 2001 and 2000. We have reflected the cost of these changes in our 2003 financial statements and our Massachusetts effective tax rate has increased due to the loss of these deductions. We also own a California REIT. We cannot assure you that California will not change its tax laws to eliminate the dividends received deduction, which could adversely impact the continued effectiveness of our Massachusetts and California REITs. If California makes such a change, our future California effective tax rate would be higher. Based on these developments and other business considerations, we have decided to terminate our REITs effective December 31, 2003.

Adverse developments in our litigation could negatively impact our business.

        Since 1984, Borel Private Bank has served as the trustee of a private family trust that has been the subject of protracted litigation. In the first action, initiated in 1994, certain beneficiaries of the trust sought removal of Borel Private Bank as trustee, claiming that Borel Private Bank had breached its fiduciary duties as trustee by its management and proposed sale of certain real property owned by the trust. Borel Private Bank prevailed and obtained final judgment in that action. In the second action, initiated in 1995, Borel Private Bank petitioned for court approval of its proposed sale of the property. Borel Private Bank prevailed in that action in the trial court, but the Court of Appeal has recently remanded the case with orders that it be dismissed as moot, because the case referred to the terms for sale proposed in 1995, and the property was ultimately sold in 2002 under revised terms.

        In a third action, filed in 1996, the same group of beneficiaries sought damages against Borel Private Bank for alleged mismanagement of the property and for negotiating the proposed sale of the property and settlement of potential claims against the lessee of the property. This action has been held in abeyance by the trial court since 1997 pending resolution of the appeals of the first two actions. In 2002, the the same beneficiary group filed a new action seeking to enjoin the proposed sale of the property. Their motion for a preliminary injunction to block the transaction was denied, and the property was sold in July 2002. This action remains pending as the beneficiaries seek unspecified damages for disposition of the property.

        Adverse developments in these lawsuits could have a material adverse affect on Borel Private Bank's business or the combined business of our banks.

        In May of 2002, a complaint was filed against Westfield which alleges that Westfield failed to uphold its contractual and common law obligations to invest the plaintiff's funds with proper care and diligence. Although the unfair trade practices claim was dismissed, discovery on the remaining claims is now in progress and there can be no assurances that Westfield will be successful in defending these claims. Adverse developments in the Westfield litigation could have a material adverse effect on Westfield's business.

We are subject to regulatory capital adequacy guidelines, and if we fail to meet these guidelines our financial condition would be adversely affected.

        Under regulatory capital adequacy guidelines and other regulatory requirements, we and our subsidiary banks must meet guidelines that include quantitative measures of assets, liabilities and certain off-balance sheet items, subject to qualitative judgments by regulators about components, risk weightings and other factors. If we fail to meet these minimum capital guidelines and other regulatory requirements, our financial condition would be materially and adversely affected. The regulatory accords on international banking institutions to be reached by the Basel Committee on Banking Supervision may require us to meet additional capital adequacy measures. We cannot predict the final form of, or the effects of, the regulatory accords. Our failure to maintain the status of "well capitalized" under our regulatory framework could affect the confidence of our clients in us, thus compromising our competitive position. In addition, failure to maintain the status of "well capitalized" under our regulatory framework or "well managed" under regulatory exam procedures could compromise our status as a financial holding company and related eligibility for a streamlined review process for acquisition proposals.

USE OF PROCEEDS

        We estimate that we will receive $33.8 million of net proceeds from the sale of our common stock upon settlement of this offering, after deducting the underwriting discount and estimated expenses payable to us. We expect to receive additional net proceeds initially valued at $52.6 million upon settlement of the forward sale agreement, which will be within twelve months of the date of this prospectus supplement. We will use the net proceeds that we receive upon settlement of this offering and the remaining net proceeds that we will receive upon settlement of the forward sale agreement to finance a portion of the purchase price of our pending acquisitions of Dalton Greiner, First State and Bingham Osborn, as well as for working capital and general corporate purposes, including other possible acquisitions and strategic transactions. The total cash purchase price for our pending acquisitions is approximately $55 million.

        The purchaser under the forward sale agreement will have the right to require us to settle the forward sale agreement on a date specified by the purchaser if (1) in its judgment, it is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us under the forward sale agreement or it is commercially impracticable to do so, or (2) if the closing price of our common stock is $8.00 per share or less on any trading day. The purchaser's decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our need for capital. In the event that early settlement of the forward sale agreement is based on the closing price of our common stock as described above, we will have the right to elect stock, cash or net stock settlement. In the event that early settlement of the forward sale agreement is based on the availability of stock borrowed as described above, we would be required to settle by delivering shares of our common stock. In the event that we elect or are required to settle the forward sale agreement with shares of our common stock, delivery of such shares would result in dilution to our earnings per share and return on equity. In the event that we receive proceeds from the settlement of the forward sale agreement under these circumstances and our pending acquisition of any of Dalton Greiner, First State or Bingham Osborn does not close, we would consider our options with respect to the application of such proceeds at such time, taking into account the amounts received and our prevailing capital requirements and investment alternatives.

        Except under limited circumstances described above, we have the right to elect cash or net stock settlement under the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the delivery of shares of our common stock, we may elect cash or net stock settlement for all or a portion of our obligations if we conclude that it is in our interest to cash or net stock settle. For example, we may conclude that it is in our interest to cash or net stock settle if we have no current use for all or a portion of the net proceeds due to a delay in the closing of any of our pending acquisitions. In the event that we elect to cash or net stock settle, if the average market value of our common stock during the 15-day averaging period or other averaging period mutually agreed upon set forth in the forward sale agreement exceeded the forward sale price, we would pay the purchaser under the forward sale agreement an amount in cash, if we cash settle, equal to such difference or deliver a number of shares of our common stock, if we net stock settle, having a market value equal to such difference. If the average market value of our common stock during the averaging period set forth in the forward sale agreement were below the forward sale price, the purchaser would pay us such difference in cash, if we cash settle, or in shares of our common stock, if we net stock settle. Further, we would expect the purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions for delivery to stock lenders in order to close out its short position.

REGULATORY CAPITAL RATIOS

        The following table sets forth our consolidated capital ratios as of September 30, 2003 on an actual basis, on an as adjusted basis to give effect to our receipt of the net proceeds from the sale of the shares of our common stock upon settlement of this offering and settlement of the forward sale agreement, and on a pro forma as adjusted basis to give effect to our receipt of the net proceeds from the sale of the shares of our common stock upon settlement of this offering and settlement of the forward sale agreement and the issuance of 1,235,495 shares of our common stock in connection with the pending acquisitions. For purposes of preparing the table set forth below, we have assumed that the overallotment option is not exercised and the forward sale agreement is settled based upon the aggregate forward sale price and the delivery of shares of our common stock.

	As of September 30, 2003
	Actual	As Adjusted	Pro Forma As Adjusted
Tier I risk-based capital ratio	11.10%	16.91%	11.09%
Total risk-based capital ratio	12.35%	18.16%	12.34%
Leverage ratio	7.64%	11.34%	7.72%

CAPITALIZATION

        The following table sets forth our unaudited capitalization as of September 30, 2003 on an actual basis, on an as adjusted basis to give effect to our receipt of the net proceeds from the sale of the shares of our common stock upon settlement of this offering and settlement of the forward sale agreement, and on a pro forma as adjusted basis to give effect to our receipt of the net proceeds from the sale of the shares of our common stock upon settlement of this offering and settlement of the forward sale agreement and the issuance of 1,235,495 shares of our common stock in connection with the pending acquisitions. For purposes of preparing the table set forth below, we have assumed that the overallotment option is not exercised and the forward sale agreement is settled based upon the initial aggregate forward sale price and the delivery of shares of our common stock. Although we expect to settle the forward sale agreement entirely by the delivery of shares of our common stock, we may elect cash or net stock settlement for all or a portion of our obligations if we conclude that it is in our interest to cash or net stock settle. See "Risk Factors—Settlement provisions contained in the forward sale agreement subject us to certain risks" and "Use of Proceeds". The outstanding share information in the table below excludes 2,846,496 shares issuable upon the exercise of outstanding stock options and 230,606 shares reserved for issuance under our equity incentive plans. We also expect to issue an additional $27.7 million of shares of our common stock in connection with our pending acquisitions of Dalton Greiner, First State and Bingham Osborn. You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes in our most recent periodic reports filed with the SEC and incorporated by reference in this prospectus supplement.

	As of September 30, 2003
	Actual	As Adjusted	Pro Forma As Adjusted
	(dollars in thousands)
Stockholders' equity:
Common stock, $1.00 par value, 70,000,000 shares authorized; 22,834,326 shares issued and outstanding actual; 26,634,326 shares issued and outstanding as adjusted; 27,869,821 shares issued and outstanding pro forma as adjusted	$22,834	$26,634	$27,869
Additional paid-in capital	78,897	161,564	187,987
Amortization of unearned compensation	(591)	(591)	(591)
Retained earnings	77,271	77,271	77,271
Accumulated comprehensive income	3,766	3,766	3,766

Total stockholders' equity	$182,177	$268,644	$296,303

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed and traded on the Nasdaq National Market under the symbol "BPFH". The following table sets forth for the periods indicated the high and low closing prices per share as reported on the Nasdaq National Market composite tape for trades occurring during the Nasdaq National Market normal trading hours and the dividends per share paid in each period.

Period	High	Low	Dividends Paid
2003:
First quarter	$21.84	$13.79	$0.050
Second quarter	$21.74	$13.96	$0.050
Third quarter	$24.89	$20.92	$0.050
Fourth quarter (through December 11, 2003)	$27.50	$23.09	$0.050
2002:
First quarter	$26.99	$20.65	$0.040
Second quarter	$27.75	$22.75	$0.040
Third quarter	$25.02	$16.76	$0.040
Fourth quarter	$22.37	$16.98	$0.040
2001:
First quarter	$20.50	$14.88	$0.035
Second quarter	$22.40	$16.08	$0.035
Third quarter	$24.40	$17.34	$0.035
Fourth quarter	$23.76	$16.45	$0.035

        On December 11, 2003, the last reported sale price of our common stock as reported on the Nasdaq National Market was $24.93 per share. As of December 11, 2003, there were approximately 822 holders of record of our common stock.

        We generally pay quarterly dividends on our common stock. As a bank holding company, substantially all of our net earnings are generated by our subsidiaries, which make these funds available to us in the form of dividends. Consequently, our ability to pay dividends is subject to our subsidiaries' ability to pay dividends to us. Additionally, our banks' ability to pay dividends is limited by certain regulatory requirements with respect to the size of their respective statutory surplus levels. The declaration and amount of dividends is subject to the discretion of our Board of Directors and will depend upon various factors, including, in addition to the foregoing, our net earnings, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

        The transfer agent and registrar for our common stock is EquiServe Trust Company N.A.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
FOR NON-UNITED STATES HOLDERS

        The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the common stock applicable to Non-U.S. Holders. A "Non-U.S. Holder" is a beneficial owner of the common stock that holds the common stock as a capital asset (i.e., generally, for investment) and who is:

  •
  an individual who is not a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) that is not created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

  •
  an estate whose income is not includible in gross income for U.S. federal income tax purposes regardless of source; or

  •
  a trust that is not subject to the primary supervision of a court within the United States and the control of one or more U.S. persons and that has not elected to be treated as a U.S. domestic trust.

        The following discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder's tax position and does not consider U.S. state and local or non-U.S. tax consequences. Further, it does not consider Non-U.S. Holders subject to special tax treatment under the federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of securities held as part of a "straddle", "hedge", "conversion transaction" or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, companies that accumulate earnings to avoid U.S. federal income tax, foreign tax-exempt organizations, former U.S. citizens or residents, and persons who hold or receive common stock as compensation). The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, and administrative and judicial interpretations as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis, and any change could affect the continuing validity of this discussion.

        The following summary is included herein for general information. Accordingly, each prospective Non-U.S. Holder is urged to consult its own tax advisor with respect to the federal, state, local or non-U.S. tax consequences of holding and disposing of the common stock.

U.S. Trade or Business Income

        For purposes of the following discussion, dividends (as determined for U.S. federal income tax purposes) and gains on the sale, exchange or other disposition of the common stock will be considered to be "U.S. trade or business income" if such income or gain is (1) effectively connected with the conduct of a U.S. trade or business or (2) in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the Non-U.S. Holder complies with applicable certification and disclosure requirements); instead, such income generally is subject to U.S. federal income tax on a net income basis at regular graduated tax rates. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may, under specific circumstances, be subject to an additional "branch profits tax" at a 30% rate or a lower rate that an applicable income tax treaty may specify.

Dividends

        Except as discussed above with respect to U.S. trade or business income, dividends paid to a Non-U.S. Holder of common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate. However, we or our paying agent generally may elect not to withhold on a dividend to the extent that such dividend is not paid out of our current or accumulated earnings and profits (based on a reasonable estimate made by us under applicable Treasury regulations). The 30% withholding rate may be reduced if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Generally, to claim the benefits of an income tax treaty, a Non-U.S. Holder of common stock will be required to provide a properly executed IRS Form W-8BEN and satisfy applicable certification and other requirements. A Non-U.S. Holder of common stock that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the Internal Revenue Service, or the IRS. A Non-U.S. Holder should consult its own tax advisor on its entitlement to benefits under a relevant income tax treaty.

Disposition of Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of any gain recognized on a disposition of common stock unless:

  •
  the gain is U.S. trade or business income, as defined above;

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other requirements;

  •
  the Non-U.S. Holder is subject to U.S. federal income tax under provisions of U.S. federal income tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the U.S.); or

  •
  we are or have been a "U.S. real property holding corporation", or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder's holding period for the common stock.

        The tax relating to stock in a USRPHC does not apply to a Non-U.S. Holder whose holdings, actual and constructive, at all times during the applicable period, amount to 5% or less of the common stock, provided that the common stock is regularly traded on an established securities market. Generally, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we have not been and are not currently a USRPHC for U.S. federal income tax purposes, nor do we anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not be a USRPHC, or that our common stock will be considered "regularly traded" for this purpose, when a Non-U.S. Holder sells its shares of common stock.

Federal Estate Taxes

        Common stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding Tax

  Dividends

        We must report annually to the IRS and to each Non-U.S. Holder any dividend income that is subject to withholding or that is exempt from U.S. federal withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation at a rate of 28% for dividends paid in 2003 and thereafter, increasing to 31% in 2011. Dividends paid to a Non-U.S. Holder of common stock generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

  Disposition of Common Stock

        The payment of the proceeds from the disposition of common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States, or a U.S. related person. In the case of the payment of the proceeds from the disposition of common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Non-U.S. Holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of common stock).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the holder's U.S. federal income tax liability, if any, if the holder provides the required information to the IRS.

UNDERWRITING

        In this offering we are selling 1,500,000 shares of our common stock and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, is, at our request, borrowing and selling 2,300,000 shares of our common stock in connection with the execution of the forward sale agreement between us and such affiliate described below. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O'Neill & Partners, L.P. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the purchase agreement, dated December 11, 2003, among us, the purchaser under the forward sale agreement and the underwriters, we and the purchaser have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us and the purchaser under the forward sale agreement, the number of shares listed opposite their names below.

Underwriter	Number of Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,215,500
Sandler O'Neill & Partners, L.P.	965,250
Advest, Inc.	464,750
RBC Dain Rauscher Inc.	464,750
SunTrust Capital Markets, Inc.	464,750
FIG Partners, LLC	75,000
Ryan Beck & Co.	75,000
Sterne, Agee & Leach, Inc.	75,000

Total	3,800,000

        The underwriters have agreed to purchase all of the shares of our common stock to be sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        If, in its judgment, the purchaser under the forward sale agreement is unable to borrow and deliver for sale all of the shares of our common stock to be sold by it or if it is commercially impracticable to do so, the purchase agreement provides that we may deliver under the purchase agreement a number of additional shares equal to the number of shares that the purchaser does not borrow, although we are not obligated to do so. In the event that, in its judgment, the purchaser is unable to borrow all of the shares to be sold by it under the purchase agreement (or it determines that it is commercially impracticable to do so) and we decide not to deliver the necessary additional shares, the underwriters may terminate the purchase agreement. The purchaser under the forward sale agreement will have no liability to the underwriters or us in the event that, in its judgment, it is unable to borrow and deliver for sale any of the shares of our common stock (or determines that it is commercially impracticable to do so).

        We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Forward Sale Agreement

        We have entered into a forward sale agreement on the date of this prospectus supplement with an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as purchaser, relating to 2,300,000 shares of our common stock. In connection with the execution of the forward sale agreement and at our request, the purchaser is borrowing and selling in this offering an equal number of shares of our common stock. In the event that the purchaser borrows and sells less than 2,300,000 shares of our common stock in this offering, the number of shares of our common stock to be sold under the forward sale agreement shall be reduced to equal the number of shares borrowed and sold in the offering by the purchaser. In the event that the purchaser is unable to borrow all of the shares of our common stock to be sold by it (or determines that it is impracticable to do so) and the purchase agreement is terminated, the forward sale agreement shall also be terminated.

        Prior to settlement under the forward sale agreement, the purchaser or another affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated will hold the aggregate net proceeds from the sale of the borrowed shares of our common stock sold in this offering. We will receive the net proceeds from the sale of the borrowed shares of our common stock sold in this offering from the purchaser upon settlement of the forward sale agreement if we elect to settle the forward sale agreement with shares of our common stock.

        The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion within twelve months of the date of this prospectus supplement at an initial forward sale price of $22.886 per share, which is the public offering price of our shares of common stock less the underwriting discount. The forward sale agreement provides that the initial forward sale price will be subject to increase based on a floating interest factor equal to the federal funds rate, less a spread, and subject to decrease both for dividends having an ex-dividend date after the date of this prospectus supplement and prior to the date of settlement and for an early settlement fee to the extent settlement occurs on or prior to June 17, 2004.

        The purchaser under the forward sale agreement will have the right to require us to settle the forward sale agreement on a date specified by the purchaser if (1) in its judgment, it is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us under the forward sale agreement or it is commercially impracticable to do so, or (2) the closing price of our common stock is equal to or less than $8.00 per share on any trading day. The purchaser's decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our need for capital. In the event that early settlement of the forward sale agreement is based on the closing price of our common stock as described above, we will have the right to elect stock, cash or net stock settlement. In the event that early settlement of the forward sale agreement is based on the availability of stock borrowed as described above, we would be required to settle by delivering shares of our common stock. In the event that we elect or are required to settle the forward sale agreement with shares of our common stock, delivery of such shares would result in dilution to our earnings per share and return on equity. In the event that we receive proceeds from the settlement of the forward sale agreement under these circumstances and our pending acquisition of any of Dalton Greiner, First State or Bingham Osborn does not close, we would consider our options with respect to the application of such proceeds at such time, taking into account the amounts received and our prevailing capital requirements and investment alternatives.

        Except under limited circumstances, we have the right to elect cash or net stock settlement under the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the delivery of shares of our common stock, we may elect cash or net stock settlement for all or a portion of our obligations if we conclude that it is in our interest to cash or net stock settle. For example, we may conclude that it is in our interest to cash or net stock settle if we have no current use for all or a portion of the net proceeds due to a delay in the closing of any of our planned acquisitions. In the event that we elect to cash or net stock settle, if the average market value of our common stock during the averaging period set forth in the forward sale agreement exceeded the forward sale price, we would pay the purchaser under the forward sale agreement an amount in cash, if we cash settle, equal to such difference or deliver a number of shares of our common stock, if we net stock settle, having a market value equal to such difference. If the average market value of our common stock during the averaging period set forth in the forward sale agreement were below the forward sale price, the purchaser would pay us such difference in cash, if we cash settle, or in shares of our common stock, if we net stock settle. Further, we would expect the purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions for delivery to stock lenders in order to close out its short position.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $.81 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $.10 per share to other dealers. After the offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. This information assumes (1) either no exercise or full exercise by the underwriters of their overallotment option and (2) that the forward sale agreement is settled based upon the aggregate initial forward sale price and by the delivery of shares of our common stock. We will receive $34.3 million of the net proceeds upon settlement of this offering and expect to receive the remaining net proceeds from the purchaser upon settlement of the forward sale agreement, which will be within twelve months of the date of this prospectus supplement.

	Per Share	Without Option	With Option
Public offering price	$24.25	$92,150,000	$105,972,500
Underwriting discount	$1.364	$5,183,200	$5,960,680
Proceeds, before expenses, to Boston Private Financial Holdings, Inc.	$22.886	$86,966,800	$100,011,820

        The expenses of the offering, not including the underwriting discount, are estimated to be $500,000. We will pay all of the expenses of the offering.

Overallotment Option

        We have granted an option to the underwriters to purchase up to 570,000 additional shares of our common stock at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sale of Similar Securities

        We and our executive officers and directors have agreed not to sell or transfer any shares of common stock for 90 days after the date of this prospectus supplement, with limited exceptions, without first obtaining the written consent of Merrill Lynch and Sandler O'Neill. Specifically, we and these other individuals have agreed not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any shares of common stock,

  •
  sell any option or contract to purchase any shares of common stock,

  •
  purchase any option or contract to sell any shares of common stock,

  •
  grant any option, right or warrant for the sale of any shares of common stock,

  •
  lend or otherwise dispose of or transfer any shares of common stock,

  •
  request or demand that we file a registration statement related to any shares of common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lockup provision applies to shares of common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of common stock. It also applies to shares of common stock owned now or to shares of common stock acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The restrictions described above do not apply to:

  •
  the sale of common stock by us to the underwriters under the underwriting agreement,

  •
  the sale of common stock by us in connection with the acquisition of First State Bancorp,

  •
  the sale of common stock by us to the purchaser under the forward sale agreement,

  •
  common stock issued by us upon the exercise of options or warrants outstanding on the date of this prospectus supplement, and

  •
  common stock or options issued by us in respect of employee benefit plans.

Electronic Distributions

        Merrill Lynch will be facilitating Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement is available on the Internet website maintained by Merrill Lynch. Other than this prospectus supplement in electronic format, the information on the Merrill Lynch website is not a part of this prospectus supplement.

Quotation on the Nasdaq National Market

        Our shares of common stock are quoted on the Nasdaq National Market under the symbol "BPFH".

Price Stabilization and Short Positions

        Until the distribution of the common stock is completed, SEC rules may limit the underwriters from bidding for or purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases that peg, fix or maintain that price.

        The underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover the positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase the shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover syndicate short positions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that would otherwise exist in the open market.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

UK Selling Restrictions

        Each underwriter has agreed that:

  •
  it has not offered or sold and, prior to the expiry of the six months from the completion of the offering, will not offer or sell any shares of our common stock to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,

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  it has complied or will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, with respect to anything done by it in relation to any shares of our common stock in, from or otherwise involving the United Kingdom, and

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  it has communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any shares of our common stock in circumstances in which section 21(1) of the FSMA does not apply to us.

No Public Offering Outside the United States

        No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        Purchasers of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price on the cover page of this prospectus supplement.

Other Relationships

        Some of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

        As discussed above, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated has also entered into the forward sale agreement described above under "—Forward Sale Agreement".

EXPERTS

        The consolidated financial statements of Boston Private Financial Holdings, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 and have been so incorporated in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference in such Annual Report on Form 10-K, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF COMMON STOCK

        The validity of the common stock to be issued by us upon settlement of this offering will be passed upon for us by Goodwin Procter LLP. The opinion of Goodwin Procter LLP will be conditioned upon, and subject to certain assumptions regarding, future action by us and other matters which may affect the validity of the common stock but which cannot be ascertained on the date of the opinion. Certain legal matters in connection with this offering will be passed upon for the underwriters by Shearman & Sterling LLP.

PROSPECTUS

$150,000,000

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

        Boston Private Financial Holdings, Inc. may offer and sell from time to time, in one or more series, up to $150,000,000 of the securities listed above in connection with this prospectus.

        This prospectus and applicable prospectus supplement may be used in the initial sale of the securities. In addition, Boston Private Financial Holdings, Inc. or any affiliate controlled by Boston Private Financial Holdings, Inc. may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. Boston Private Financial Holdings, Inc. and its affiliates may act as principal or agent in these transactions.

        This prospectus provides you with a general description of debt and equity securities that Boston Private Financial Holdings, Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities and sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

        Our common stock is traded on the Nasdaq National Market under the trading symbol "BPFH."

        THE SECURITIES WILL BE OUR EQUITY SECURITIES OR OUR UNSECURED OBLIGATIONS AND WILL NOT BE DEPOSIT ACCOUNTS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is April 17, 2002.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE INFORMATION THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell:

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  senior debt securities;

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  subordinated debt securities;

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  common stock;

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  preferred stock;

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  depositary shares; and

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  warrants

in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. Unless the context otherwise requires, all references to "we," "us," "our," "our company," "Boston Private," or similar expressions in this prospectus refer to Boston Private Financial Holdings, Inc., a Massachusetts corporation, and its subsidiaries.

Where You Can Find More Information

        We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the Nasdaq National Market which are located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are available at the Nasdaq National Market because our common stock is listed on the Nasdaq National Market.

        We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock that has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Margaret W. Chambers, Clerk.

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or otherwise terminate the offering of the securities.

SEC Filings (File No. 000-17089)	Period or Date Filed
Annual Report on Form 10-K	For the year ended December 31, 2001
Proxy Statement filed on Schedule 14A	Filed on or about March 13, 2002
Registration Statement on Form 8-A	Filed on July 27, 1988

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Margaret W. Chambers, Clerk. Our telephone number is (617) 912-1900.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Forward-looking Statements

        The discussions set forth below and elsewhere herein contain certain statements that may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation:

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  statements regarding our strategy;

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  statements regarding the effectiveness of loan or investment programs;

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  statements regarding our expectations as to growth in assets or increases in income, deposits and results of operations, the success of various acquisitions, future operations, market position, outlook on future market performance;

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  statements regarding our financial position; our expectations and beliefs regarding economic recovery;

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  statements regarding our prospects, plans and objectives of management; and

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  other statements identified by words such as "want," "continue," "strategy," "believes," "expects," "anticipates," "estimates," "intends," "growth," "plans," "trend," "chance," "objectives," "future," "prospects," "signs," "targets," and similar expressions.

These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. You should read statements that contain these words carefully because they discuss Boston Private's future expectations, contain projections of Boston Private's future results of operations or financial condition, or state other forward-looking information. Boston Private believes that it is important to communicate our future expectations to our investors. However, there may be events in the future that Boston Private is not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we described in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including those factors set forth in Part II, Item 7 under the heading "Risk Factors and Factors Affecting Forward-Looking Statements" in Boston Private's Annual Report filed on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission which is incorporated by reference in the registration statement of which this prospectus forms a part. Readers should not place undue reliance on Boston Private's forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus could harm Boston Private's business, prospects, operating results and financial condition. Except as may be required by the applicable law, Boston Private does not undertake or intend to update any forward-looking statements after the date of this prospectus.

        You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Boston Private Financial Holding, Inc.

        We are a Massachusetts corporation and a registered bank holding company under the Bank Holding Company Act of 1956. We are the parent holding company of Boston Private Bank & Trust Company and Borel Private Bank & Trust Company, our wholly owned bank subsidiaries. Boston Private Bank & Trust Company is a trust company chartered in Massachusetts, the deposits of which are insured by the Federal Deposit Insurance Corporation. Borel Private Bank & Trust Company is a California state banking corporation, the deposits of which also are insured by the Federal Deposit Insurance Corporation. We conduct substantially all of our business through our wholly owned subsidiaries, Boston Private Bank & Trust Company, Westfield Capital Management Company, LLC, Sand Hill Advisors, Inc., RINET Company, LLC, Boston Private Value Investors, Inc. and Borel Private Bank & Trust Company.

Ratios of Earnings to Fixed Charges

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. For the purpose of computing the ratios of earnings to fixed charges, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

	Year Ended December 31, 2001	Year Ended December 31, 2000	Year Ended December 31, 1999	Year Ended December 31, 1998	Year Ended December 31, 1997
Ratios of earnings to fixed charges
Including interest on deposits	1.48x	1.69x	1.81x	1.64x	1.61x
Excluding interest on deposits	3.02x	4.51x	4.49x	3.67x	3.64x

How We Intend to Use the Proceeds

        We currently intend to use the net proceeds from the sales of any securities under this prospectus for general corporate purposes, which may include:

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  repayment of debt;

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  possible repurchase of our outstanding stock;

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  financing of potential investments and acquisitions;

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  capital expenditures;

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  working capital; and

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  other purposes as mentioned in any prospectus supplement.

        Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We will not receive any proceeds from sales of shares by selling stockholders.

Supervision and Regulation

        In addition to the generally applicable state and federal laws governing businesses and employers, we are further regulated by federal and state laws and regulations applicable to financial institutions and their parent companies and affiliates. Virtually all aspects of our operations are subject to specific requirements or restrictions and general regulatory oversight. State and federal banking laws have as their principal objective either the maintenance of the safety and soundness of financial institutions and the federal deposit insurance system or the protection of consumers or classes of consumers, rather than the specific protection of stockholders of a bank or its parent company.

        Set forth below is a brief description of certain laws and regulations that relate to the regulation of Boston Private, Boston Private Bank and Borel and our other regulated affiliates. To the extent the following material describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statute or regulation.

  Certain Restrictions on Activities and Operations of Boston Private

        Boston Private is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. As such, Boston Private and our non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve Board. We are also considered a bank holding company for purposes of the laws of the Commonwealth of Massachusetts and the State of California, and we are subject to the jurisdiction of the Massachusetts Board of Bank Incorporation, the Massachusetts Commissioner of Banks and the California Department of Financial Institutions.

        The Federal Reserve Board has the authority to issue orders to bank holding companies to cease and desist from unsound banking practices and violations of conditions imposed by, or violations of agreements with, the Federal Reserve Board. The Federal Reserve Board is also empowered to assess civil money penalties against companies or individuals who violate the Bank Holding Company Act or orders or regulations thereunder, to order termination of non-banking activities of non-banking subsidiaries of bank holding companies, and to order termination of ownership and control of a non-banking subsidiary by a bank holding company.

        Bank Holding Company Act: Activities and Other Limitations.    The Bank Holding Company Act prohibits a bank holding company from acquiring substantially all the assets of a bank or acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, or increasing such ownership or control of any bank, or merging or consolidating with any bank holding company without prior approval of the Federal Reserve Board. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 generally authorizes bank holding companies to acquire banks located in any state, subject to any applicable state-imposed age and deposit concentration limits, and also generally authorizes interstate mergers and to a lesser extent, interstate branching.

        Unless a bank holding company becomes a "financial holding company" under the Gramm-Leach-Bliley Act (as discussed below), the Bank Holding Company Act also prohibits a bank holding company from acquiring a direct or indirect interest in or control of more than 5% of the voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiary banks, except that it may engage in and may own shares of companies engaged in certain activities the Federal Reserve Board determined to be closely enough related to banking or managing and controlling banks.

        The Gramm-Leach-Bliley Act established a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers by revising and expanding the Bank Holding Company Act framework to permit bank holding companies that qualify and elect to be treated as financial holding companies to engage in a range of financial activities broader than would be permissible for traditional bank holding companies, such as Boston Private, that have not elected to be treated as financial holding companies. "Financial activities" is broadly defined to include not only banking, insurance and securities activities, but also merchant banking and additional activities that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

        In order to become a financial holding company, a bank holding company must meet certain tests and file an election form with the Federal Reserve Board. To qualify, all of a bank holding company's subsidiary banks must be well-capitalized (as discussed below under "Regulation of Boston Private's Banks—Capital Requirements") and well-managed, as measured by regulatory guidelines. In addition, to engage in the new activities, each of the bank holding company's banks must have been rated "satisfactory" or better in its most recent federal Community Reinvestment Act evaluation.

        A bank holding company that elects to be treated as a financial holding company may face significant consequences if its banks fail to maintain the required capital and management ratings, including entering into an agreement with the Federal Reserve Board that imposes limitations on its operations and may even require divestitures. Such possible ramifications may limit the ability of a bank subsidiary to significantly expand or acquire less than well-capitalized and well-managed institutions. We have not elected to become a financial holding company at this time.

        Capital Requirements.    The Federal Reserve Board has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the Bank Holding Company Act. These capital adequacy guidelines generally require bank holding companies to maintain total capital equal to 8% of total risk-adjusted assets and off-balance sheet items, with at least one-half of that amount consisting of Tier I or core capital and the remaining amount consisting of Tier II or supplementary capital. Tier I capital for bank holding companies generally consists of the sum of common stockholders' equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stocks which may be included as Tier I capital), less goodwill and other non-qualifying intangible assets. Tier II capital generally consists of:

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  hybrid capital instruments; perpetual preferred stock, which is not eligible to be included as Tier I capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses.

        Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets that are typically held by a bank, including commercial real estate loans, commercial business loans and consumer loans.

        In addition to the risk-based capital requirements, the Federal Reserve Board requires bank holding companies to maintain a minimum leverage capital ratio of Tier I capital (defined by reference to the risk-based capital guidelines) to total average assets of 3.0%. Total average assets for this purpose does not include goodwill and any other intangible assets and investments that the Federal Reserve Board determines should be deducted from Tier I capital. The Federal Reserve Board has announced that the 3.0% Leverage Ratio requirement is the minimum for the top-rated bank holding companies without any supervisory, financial or operational weaknesses or deficiencies or those which are not experiencing or anticipating significant growth, with most bank holding companies required to maintain a 4.0% ratio. Furthermore, the bank holding company rating system used by the Federal Reserve Board to analyze the adequacy of a bank holding company's management, operations, earnings and capital generally evaluates "primary capital" and "total capital," with the leverage ratios for "well capitalized" institutions being 5.5% and 6.0%, respectively. Finally, the Federal Reserve Board has also imposed certain capital requirements applicable to certain non-banking activities, including adjustments in connection with off-balance sheet items.

        U.S. bank regulatory authorities and international bank supervisory organizations, principally the Basel Committee on Banking Supervision, currently are considering changes to the risk-based capital adequacy framework which ultimately could affect the appropriate capital guidelines to which Boston Private Bank and Borel are subject.

        Limitations on Acquisitions of Common Stock.    The Federal Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given at least 60 days to review the proposal. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company, such as Boston Private, with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, would, under the circumstances set forth in the presumption, constitute the acquisition of control. Massachusetts law and California law also impose certain limitations on the ability of persons and entities to acquire control of banking institutions and their parent companies.

        In addition, any company, as that term is broadly defined in the statute, would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquirer that is a bank holding company) or more, or such lesser percentage of our outstanding common stock as the Federal Reserve Board deems to constitute control over us.

        Support of Subsidiary Institutions and Liability of Commonly Controlled Depositary Institutions. Under Federal Reserve Board policy, we are expected to act as a source of financial strength for, and commit our resources to, support our bank subsidiaries. This support may be required at times when we may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

        A depository institution insured by the Federal Deposit Insurance Corporation (or the FDIC), such as Boston Private Bank or Borel, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. Boston Private Bank and Borel are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of either Boston Private Bank or Borel would likely result in assertion of the cross-guarantee provisions, the assessment of estimated losses against the other bank, and a potential loss of our investments in Boston Private Bank or Borel.

        Massachusetts Law.    As a bank holding company for purposes of Massachusetts law, we have registered with the Massachusetts Commissioner of Banks and are obligated to make reports to the Massachusetts Commissioner of Banks. Further, as a Massachusetts bank holding company, we may not acquire all or substantially all of the stock or assets of a banking institution or merge or consolidate with another bank holding company without the prior consent of the Massachusetts Board of Bank Incorporation. As a general matter, however, the Massachusetts Commissioner of Banks does not rule upon or regulate the activities in which bank holding companies or their nonbank subsidiaries engage.

        California Law.    We are also a bank holding company within the meaning of Section 3700 of the California Financial Code. As such, we and our subsidiaries, are subject to examination by, and may be required to file reports with, the California Department of Financial Institutions.

  Regulation of Boston Private Bank and Borel

        Boston Private Bank and Borel are subject to the regulation and supervision of various federal and state authorities, which include the FDIC, the California Department of Financial Institutions and the Massachusetts Commissioner of Banks. Boston Private Bank and Borel are each subject to numerous state and federal statutes and regulations that affect their respective business, activities, and operations, and each is supervised and examined by one or more federal or state bank regulatory agencies.

        As a Massachusetts-chartered bank, Boston Private Bank is subject to regulation and supervision by the Massachusetts Commissioner of Banks and the FDIC. Borel is a California state banking corporation that is subject to regulation by the California Department of Financial Institutions and the FDIC. Each of them is required to file reports with and obtain approvals from these various regulatory agencies prior to entering into certain transactions, including mergers with, or acquisitions of, other financial institutions. As FDIC-insured institutions, Boston Private Bank and Borel are also subject to certain requirements applicable to all insured depository institutions.

        FDIC Insurance Premiums.    Boston Private Bank and Borel pay deposit insurance premiums to the FDIC based on an assessment rate established by the FDIC for Bank Insurance Fund member institutions. The FDIC has established a risk-based assessment system under which institutions are classified, and generally pay premiums according to their perceived risk to the federal deposit insurance funds. The Federal Deposit Insurance Act does not require the FDIC to charge all banks deposit insurance premiums when the ratio of deposit insurance reserves to insured deposits is maintained above specified levels; however, as a result of general economic conditions and recent bank failures, it is possible that the ratio of deposit insurance reserves to insured deposits could fall below the minimum ratio that the Federal Deposit Insurance Act requires, which would result in the FDIC setting deposit insurance assessment rates sufficient to increase deposit insurance reserves to the required ratio. We cannot predict whether the FDIC will be required to increase deposit insurance assessments above their current levels.

        Capital Requirements.    The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks, which, like Boston Private Bank and Borel, are not members of the Federal Reserve System. These requirements are substantially similar to those adopted by the Federal Reserve Board regarding bank holding companies, as described above.

        Moreover, the federal banking agencies have promulgated substantially similar regulations to implement the system of prompt corrective action established by Section 38 of the Federal Deposit Insurance Act. Under the regulations, a bank generally shall be deemed to be:

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  "well capitalized" if it has a Total Risk Based Capital Ratio of 10.0% or more, has a Tier I Risk Based Capital Ratio of 6.0% or more, has a Leverage Ratio of 5.0% or more and is not subject to any written capital order or directive,

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  "adequately capitalized" if it has a Total Risk Based Capital Ratio of 8.0% or more, a Tier I Risk Based Capital Ratio of 4.0% or more, and a Leverage Ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized,"

  •
  "undercapitalized" if it has a Total Risk Based Capital Ratio that is less than 8.0%, a Tier I Risk Based Capital Ratio that is less than 4.0% or a Leverage Ratio that is less than 4.0% (3.0% under certain circumstances),

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  "significantly undercapitalized" if it has a Total Risk Based Capital Ratio that is less than 6.0%, a Tier I Risk Based Capital Ratio that is less than 3.0% or a Leverage Ratio that is less than 3.0%, and

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  "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

        An institution generally must file a written capital restoration plan which meets specified requirements with an appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. An institution, which is required to submit a capital restoration plan, must concurrently submit a performance guaranty by each company that controls the institution. A critically undercapitalized institution generally is to be placed in conservatorship or receivership within 90 days unless the FDIC formally determines that forbearance from such action would better protect the deposit insurance fund.

        Immediately upon becoming undercapitalized, an institution becomes subject to the provisions of Section 38 of the Federal Deposit Insurance Act (i) restricting payment of capital distributions and management fees, (ii) requiring that the appropriate federal banking agency monitor the condition of the institution and its efforts to restore its capital, (iii) requiring submission of a capital restoration plan, (iv) restricting the growth of the institution's assets and (v) requiring prior approval of certain expansion proposals.

        Bank regulators may raise capital requirements applicable to banking organizations beyond current levels. We are unable to predict whether higher capital requirements will be imposed and, if so, at what levels and on what schedules. Therefore, we cannot predict what effect such higher requirements may have on us. As is discussed above, Boston Private Bank and Borel would be required to remain well-capitalized institutions at all times if we elected to be treated as a financial holding company.

        Brokered Deposits.    The Federal Deposit Insurance Act restricts the use of brokered deposits by certain depository institutions. These restrictions have not had a material impact on the operations of Boston Private Bank and Borel because each of Boston Private Bank and Borel historically has not relied upon brokered deposits as a source of funding.

        Activities and Investments of Insured State-Chartered Banks.    Section 24 of the Federal Deposit Insurance Act generally limits the activities as principal and equity investments of FDIC-insured, state-

chartered banks to those that are permissible for national banks. In 1999, the FDIC substantially revised its regulations implementing Section 24 to ease the ability of state banks to engage in certain activities not permissible for national banks, and to expedite FDIC review of bank applications and notice to engage in such activities.

        Further, the Gramm-Leach-Bliley Act permits national banks and state banks, to the extent permitted under state law, to engage in certain new activities which are permissible for subsidiaries of a financial holding company. It expressly preserves the ability of national banks and state banks to retain all existing subsidiaries. In order to form a financial subsidiary, a national bank or state bank must be well-capitalized, and such banks would be subject to certain capital deduction, risk management and affiliate transaction rules. Also, the FDIC's final rules governing the establishment of financial subsidiaries adopt the position that activities that a national bank could only engage in through a financial subsidiary, such as securities underwriting, only may be conducted in a financial subsidiary by a state nonmember bank. However, activities that a national bank could not engage in through a financial subsidiary, such as real estate development or investment, continue to be governed by the FDIC's standard activities rules. Moreover, to mirror the Federal Reserve Board's actions with respect to state member banks, the final rules provide that a state bank subsidiary that engages only in activities that the bank could engage in directly (regardless of the nature of the activities) will not be deemed to be a financial subsidiary.

        Transactions with Affiliates.    There are various legal restrictions on the extent to which a bank holding company, such as Boston Private, and its non-bank subsidiaries may borrow, obtain credit from or otherwise engage in "covered transactions" with its FDIC insured depository institution subsidiaries. Such borrowings and other covered transactions by an insured depository institution subsidiary (and its subsidiaries) with its non-depository institution affiliates are limited to the following amounts:

  •
  in the case of one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed ten percent (10%) of the capital stock and surplus of the insured depository institution; and

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  in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed twenty percent (20%) of the capital stock and surplus of the insured depository institution.

        "Covered transactions" are defined by statute for these purposes to include a loan or extension of credit to an affiliate, a purchase of or investment in securities issued by an affiliate, a purchase of assets from an affiliate unless exempted by the Federal Reserve Board, the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any person or company, or the issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Covered transactions are also subject to certain collateral security requirements. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit, lease or sale of property of any kind, or furnishing of any service. The Gramm-Leach-Bliley Act requires the Federal Reserve Board to promulgate rules addressing as covered transactions credit exposure relating to derivatives transactions and intra-day extensions of credit between banks and their affiliates. The Federal Reserve Board has adopted interim rules addressing such transactions, and it has solicited comments on the types of restrictions that should apply to derivatives transaction between banks and their affiliates.

        Community Reinvestment Act.    The Community Reinvestment Act requires the FDIC to evaluate Boston Private Bank's and Borel's performance in helping to meet the credit needs of their entire communities, including low-and-moderate-income neighborhoods, consistent with safe and sound banking operations. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the type of products and services that it believes are best suited to its particular community, consistent with the purposes of the Community Reinvestment Act. Massachusetts has also enacted a similar statute that requires the Massachusetts Commissioner of Banks to evaluate Boston Private Bank's performance in helping to meet community credit needs.

        The FDIC's Community Reinvestment Act regulations are based upon objective criteria of the performance of institutions under three key assessment tests: (i) a lending test, to evaluate the institution's record of making loans in its service areas; (ii) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and (iii) a service test, to evaluate the institution's delivery of services through its branches, ATMs, and other offices. As of the date of the most recent regulatory exam in April 2000, the Boston Private Bank's Community Reinvestment Act rating was "high satisfactory." As of the date of the most recent regulatory exam in July 2001, Borel's Community Reinvestment Act rating was "satisfactory."

        Customer Information Security.    The Federal Reserve Board, the FDIC and other bank regulatory agencies have adopted final guidelines for safeguarding confidential customer information. The guidelines require each financial institution, under the supervision and ongoing oversight of its board of directors, to create a comprehensive written information security program designed to ensure the security and confidentiality of customer information, protect against any anticipated threats or hazards to the security or integrity of such information; and protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer.

        Privacy.    The Gramm-Leach-Bliley Act requires financial institutions to implement policies and procedures regarding the disclosure of nonpublic personal information about consumers to nonaffiliated third parties. In general, the statute requires us to explain to consumers our policies and procedures regarding the disclosure of such nonpublic personal information, and, except as otherwise required by law, we are prohibited from disclosing such information except as provided in our policies and procedures.

        USA Patriot Act.    The USA Patriot Act of 2001, designed to deny terrorists and others the ability to obtain access to the United States financial system, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. It mandates or will require financial institutions to implement additional policies and procedures with respect to, or additional measures designed to address, any or all of the following matters, among others: money laundering; suspicious activities and currency transaction reporting; and currency crimes.

        Regulatory Enforcement Authority.    The enforcement powers available to federal banking regulators include, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities. Federal law requires, except under certain circumstances, public disclosure of final enforcement actions by the federal banking agencies.

        Securities Law Issues.    The Gramm-Leach-Bliley Act also amended the federal securities laws to eliminate the blanket exceptions that banks traditionally have had from the definition of broker-dealer and investment adviser. With respect to broker-dealer registration, the SEC has extended the date by which banks must comply with new broker-dealer registration requirements until May 12, 2002. A bank not falling within the specific exemptions provided by the new law may have to register with the SEC as a broker-dealer and become subject to SEC jurisdiction. With respect to investment adviser registration, the Gramm-Leach-Bliley Act requires a bank that acts as investment adviser to a registered investment company to register as an investment adviser or to conduct such advisory activities through a separately identifiable department or division of the bank so registered.

  Government Policies and Legislative and Regulatory Proposals

        The operations of Boston Private Bank and Borel are generally affected by the economic, fiscal, and monetary policies of the United States and its agencies and regulatory authorities, particularly the Federal Reserve Board which regulates the money supply of the United States, reserve requirements against deposits, the discount rate on Federal Reserve Board borrowings and related matters, and which conducts open-market operations in U.S. government securities. The fiscal and economic policies of various governmental entities and the monetary policies of the Federal Reserve Board have a direct effect on the availability, growth, and distribution of bank loans, investments, and deposits.

        In addition, various proposals to change the laws and regulations governing the operations and taxation of, and deposit insurance premiums paid by, federally and state-chartered banks and other financial institutions are from time to time pending in Congress and in state legislatures as well as before the Federal Reserve Board, the FDIC, and other federal and state bank regulatory authorities. The likelihood of any major changes in the future, and the impact any such changes might have on Boston Private Bank and Borel, are not possible to determine.

  Government Regulation of Other Activities

        Virtually all aspects of our investment management business are subject to extensive regulation. Westfield, Sand Hill, RINET, and Boston Private Value Investors, are registered with the SEC as investment advisers under the Investment Advisers Act of 1940, as amended. As an investment adviser, each is subject to the provisions of the Investment Advisers Act and the SEC's regulations promulgated thereunder. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, recordkeeping, operational, and disclosure obligations. Westfield, Sand Hill, RINET and Boston Private Value Investors are also subject to regulation under the securities laws and fiduciary laws of certain states. Each of the mutual funds for which Westfield and Sand Hill act as an adviser, or subadviser, is registered with the SEC under the Investment Company Act of 1940, as amended. Shares of each such fund are registered with the Commission under the Securities Act, and the shares of each fund are qualified for sale (or exempt from such qualification) under the laws of each state and the District of Columbia to the extent such shares are sold in any of such jurisdictions. Each of our subsidiaries that provides investment advice is also subject to the Employee Retirement Income Security Act of 1974 or ERISA, and to regulations promulgated under ERISA, insofar as it is a "fiduciary" under ERISA with respect to certain of our clients. ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended, impose certain duties on persons who are fiduciaries under ERISA, and prohibit certain transactions by the fiduciaries (and certain other related parties) to such plans. In addition, some of the activities of Westfield, Sand Hill, RINET and Boston Private Value Investors are also subject to the USA Patriot Act.

        Under the Investment Advisers Act, every investment advisory contract between a registered investment adviser and its clients must provide that it may not be assigned by the investment adviser without the consent of the client. In addition, under the Investment Company Act, each contract with a registered investment company must provide that it terminates upon its assignment. Under both the Investment Advisers Act and the Investment Company Act, an investment advisory contract is deemed to have been assigned in the case of a direct "assignment" of the contract as well as in the case of a sale, directly or indirectly, of a "controlling block" of the adviser's voting securities. Such an assignment may be deemed to take place when we acquire a firm.

        The foregoing laws and regulations generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict either Westfield, Sand Hill, RINET or Boston Private Value Investors from conducting their businesses in the event that they fail to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual employees, limitations on the business activities for specified periods of time, revocation of registration as an investment adviser, commodity trading adviser and/or other registrations, and other censures and fines. Changes in these laws or regulations could have a material adverse impact on our profitability and mode of operations.

Description of the Securities

        This prospectus contains a summary of the senior debt securities, the subordinated debt securities, the common stock, the preferred stock, the depositary shares and the warrants. These summaries are not meant to be a complete description of each security. However, this prospectus, the accompanying prospectus supplement and the accompanying pricing supplement, if applicable, contain the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of the Debt Securities

        This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

        We may offer senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture dated as of a date prior to such issuance, between Boston Private and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." Any subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between Boston Private and the trustee. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of forms of the indentures as exhibits to our registration statement, of which this prospectus is a part. The following summarizes the material provisions of the indentures, but may not contain all of the information that is important to you. If you would like additional information, you should read the forms of indentures and the forms of debt securities. Except as otherwise indicated, the terms of the forms of indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities we issue under the indentures.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered in this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiary would be subordinate in right of payment to deposits and to other indebtedness of the subsidiary. Claims from creditors (other than us), on the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

  General

        The indentures:

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  do not limit the amount of debt securities that we may issue;

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  allow us to issue debt securities in one or more series;

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  do not require us to issue all of the debt securities of a series at the same time;

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  allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

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  provide that the debt securities will be unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of the Debt Securities—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustees with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

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  the issuer of the debt securities;

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  the title of the debt securities and whether they are senior or subordinated;

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  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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  the price at which the debt securities will be issued, expressed as a percentage of the principal;

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  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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  the date or dates, or the method for determining the date or dates, from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for interest payment dates, or the method by which we will determine those dates;

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  the persons to whom interest will be payable;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

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  the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

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  where the debt securities may be surrendered for registration of transfer or exchange;

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  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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  the times, prices and other terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

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  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

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  whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

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  whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

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  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

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  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

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  the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

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  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

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  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

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  the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

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  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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  the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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  any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

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  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        Except as described under "Description of the Debt Securities—Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving Boston Private or any of our affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving Boston Private that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither the Massachusetts Business Corporation Law nor our governing instruments define the term "substantially all" as it relates to the sale of assets. Additionally, Massachusetts cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period we hold the funds.

  Denomination, interest, registration and transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

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  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

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  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but either the trustee or we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither Boston Private nor any trustee shall be required to:

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  issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

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  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

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  issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

  Merger, consolidation or sale of assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

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  we are the continuing entity, or the successor entity, if other than we assume the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

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  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

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  an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

  Covenants

        Existence.    Except as permitted under "Description of the Debt Securities—Merger, Consolidation or Sale of Assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if it determines that any right or franchise is no longer desirable in the conduct of its business.

        Subject to the provisions described under the section "Consolidation, Merger and Sale of Assets," the senior indenture prohibits:

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  the issue, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

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  the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

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  the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank if, after giving effect to the transaction and issuing the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank which acquires the assets.

        In the senior indenture, we also agreed that we will not create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed on:

  •
  any shares of or securities convertible into voting stock of a principal subsidiary bank that we own directly or indirectly; or

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  options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank that we own directly or indirectly without providing that the senior debt securities of all series will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly 80% or less of the shares of voting stock of the principal subsidiary bank.

        The indentures define the term principal subsidiary banks as Boston Private Bank and Borel.

        Payment of taxes and other claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent all taxes, assessments and governmental charges levied or imposed on it, its affiliates or its affiliates' income, profits or property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The indentures require us, within 15 days of each of the respective dates by which it is required to file annual reports, quarterly reports and other documents with the SEC, (1) to mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act, and (2) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any of our additional covenants relating to any series of debt securities.

  Events of default, notice and waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

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  default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

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  default in making any sinking fund payment as required for any debt security of such series;

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  default in the performance or breach of any other covenant or warranty of Boston Private contained in the indenture continuing for 60 days after written notice to us as provided in the applicable indenture;

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  (1) a default under any bond, debenture or note having an aggregate principal amount of at least $5,000,000; or (2) a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by Boston Private or our affiliates in an aggregate principal amount of at least $5,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Boston Private or any of our affiliates which is considered a significant subsidiary; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium (or make-whole amount) or interest;

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

  Modification of the Indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

  •
  change any of our obligations to pay additional amounts;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        Boston Private and the trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

  Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

  Discharge, defeasance and covenant defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium (or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  Boston Private has paid or caused to be paid all other sums payable; and

  •
  has delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depositary receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depositary receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean no longer using:

  •
  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  •
  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

  •
  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium (or make-whole amount) and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, events of default in (b) above shall not include the event of default described in (1) the fourth bullet point under "Description of the Debt Securities—Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "Description of the Debt Securities—Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

  Conversion rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

  Global securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depositary arrangements.

  Subordination of Subordinated Debt Securities.

        The payment of the principal and interest on the subordinated debt securities will be subordinate in the right of payment to the prior payment in full of all of our senior indebtedness. In some cases of insolvency, payment of principal of and interest on the subordinated debt securities will also be subordinated in right of payment to the prior payment in full of all general obligations. A holder of subordinated debt securities cannot demand or receive payment on the subordinated debt securities unless all amounts of principal of, any premium, and interest due on all of our senior indebtedness have been paid in full or duly provided for and, at the time of this payment or immediately after this payment is effective:

  •
  no event of default exists permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness; and

  •
  no event exists which, with notice or lapse of time or both, would become an event of default.

        If our assets are paid or distributed in connection with a dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, and any premium and interest under the terms of the senior indebtedness before any payment is made on the subordinated debt securities. If:

  •
  after giving effect to the subordination provisions in favor of the holders of the senior indebtedness; and

  •
  after paying or distributing assets to creditors, any amount of cash, property or securities remains, and if at that time, creditors of general obligations have not received full payment on all amounts due or to become due on these general obligations, this excess will first be applied to pay in full all general obligations, before paying or distributing on the subordinated debt securities.

        The subordinated indenture defines senior indebtedness as the principal of, premium, if any, and interest on:

  •
  all of our indebtedness for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed or incurred after that date (including any Senior Debt securities under the senior indenture). Indebtedness does not include indebtedness that is expressly stated to rank junior or equal in right of payment to the subordinated debt securities; and

  •
  any deferrals, renewals or extensions of senior indebtedness.

        The subordinated indenture defines general obligations as all of our obligations to pay claims of general creditors, other than:

  •
  obligations on senior indebtedness; and

  •
  obligations on subordinated debt securities and our indebtedness for money borrowed ranking equally or subordinate to the subordinated debt securities. If, however, the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s) the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term general obligations will mean obligations to general creditors as described in that rule or interpretation.

        The term claim when used in the previous definition has the meaning stated in section 101(5) of the Bankruptcy Code.

        The term "indebtedness for money borrowed" means any obligation of ours or any obligation guaranteed by us to repay money borrowed, whether or not evidenced by bonds, debt securities, notes or other written instruments, and any deferred obligation to pay the purchase price of property or assets.

        Due to the subordination described above, if we experience bankruptcy, insolvency or reorganization, the holders of senior indebtedness can receive more, ratably, and holders of the subordinated debt securities can receive less, ratably, than our creditors who are not holders of senior indebtedness or of the subordinated debt securities. This subordination will not prevent any event of default on the subordinated debt securities from occurring. Unless the applicable prospectus supplement(s) indicates otherwise, the subordinated indenture does not provide any right to accelerate the payment of the principal of the subordinated debt securities if payment of the principal or interest, or performance of any agreement in the subordinated debt securities or subordinated indenture is in default. See "Events of Default" above.

        The subordination provisions of the subordinated indenture described in this prospectus are included for the benefit of holders of senior indebtedness and are not intended for creditors of general obligations. The trustee and we can amend the subordinated indenture to reduce or eliminate the rights of the creditors of general obligations without their consent or the consent of the holders of subordinated debt securities. The provisions of the subordinated indenture stating that the subordinated debt securities will be subordinated in favor of creditors of general obligations will be immediately and automatically terminated if any of the following arises:

  •
  the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or regulation, or issues any interpretation that:

  •
  permits us to include the subordinated debt securities in our capital if the debt securities were subordinated in right of payment to senior indebtedness without regard to any of our other obligations;

    •
    eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to its "general creditors" to be included in capital; or

    •
    causes the subordinated debt securities to be excluded from capital, without regard to the subordination provisions described above; or

  •
  any event results in us no longer being subject to the capital requirements of bank regulatory authorities.

Book-Entry Issuance

        The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with the Depositary Trust Company, as depositary, unless otherwise provided for in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depositary arrangements.

        Once a global security is issued, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depositary. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if the companies offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depositary or persons that may hold interests through those participants.

        We expect that, under procedures established by the Depositary Trust Company, ownership of beneficial interests in any global security for which the Depositary Trust Company is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary Trust Company or its nominee (with respect to beneficial interests of participants with the depositary) and records of participants (with respect to beneficial interests of persons who hold through participants with the depositary). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of the Depositary Trust Company or for maintaining, supervising or reviewing any records of the Depositary Trust Company or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders of the debt securities under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which the Depositary Trust Company is the depositary must rely on the procedures of the Depositary Trust Company and, if such person is not a participant with the depositary, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if the Depositary Trust Company requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the Depositary Trust Company would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium (or make-whole amount) and interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners of the debt securities for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium (or make-whole amount) or interest. We believe, however, that it is currently the policy of the Depositary Trust Company to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of the Depositary Trust Company or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect to the global security.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to the Depositary Trust Company and its participants are on file with the SEC.

        If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

Description of Common Stock

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our common stock.

  General

        Under our charter, we have authority, without further stockholder action, to provide for the issuance of up to 70,000,000 shares of common stock, par value $1.00 per share. We may amend our charter from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of our stock entitled to vote.

        As of March 22, 2002, we had 22,338,779 shares of common stock issued and outstanding. Our common stock is listed on the Nasdaq National Market under the symbol "BPFH."

  Dividends

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by our board of directors, out of assets that we may legally use to pay dividends.

  Voting rights

        Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

  Preemptive rights

        Holders of our common stock do not have preemptive rights under the Massachusetts Business Corporation Law, or our articles of organization or by-laws.

  Liquidation/dissolution rights

        In the event we are liquidated, dissolved or our affairs are wound up, and subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that we may legally use to pay distributions after we pay or make adequate provision for all of our debts and liabilities.

  Transfer Agent

        The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A., in Canton, Massachusetts.

Description of Preferred Stock

        The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

  General

        Under our charter, we are authorized to issue 2,000,000 shares of preferred stock, par value $1.00 per share, all of which is currently undesignated. As of March 22, 2002, no shares of preferred stock were issued and outstanding.

        Subject to limitations of the Massachusetts Business Corporation Law and our articles and by-laws, the board may determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting rights, dividends, redemption rights, dissolution or the distribution of assets, conversion or exchange and other subjects or matters as may be fixed by resolution of the board. Our board of directors is authorized to issue, without shareholder approval, shares of preferred stock from time to time in one or more series.

  Terms

        You should refer to the prospectus supplement relating to the offering of a series of preferred stock or the Certificate of Vote designating the series of preferred stock for the specific terms of that series, including:

  •
  the distinctive serial designation and the number of shares constituting such series;

  •
  the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

  •
  the voting powers, full or limited, if any, of the shares of such series;

  •
  whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

  •
  the amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of Boston Private;

  •
  whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

  •
  whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of our stock and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

  •
  the price or other consideration for which the shares of such series shall be issued;

  •
  the par value of the shares of such shares;

  •
  whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

  •
  such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the board of directors may deem advisable.

  Transfer agent

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Description of Depositary Shares

        This section describes the general terms and provisions of the depositary shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of depositary agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

  General

        We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.

        We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

        While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

  Withdrawal of Preferred Stock

        If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

  Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.

  Conversion and Exchange

        Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

  Redemption of Deposited Preferred Stock

        If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the depositary, in whole or in part, on the series of preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

        From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

  Voting of Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary on how the preferred stock underlying the holder's depositary shares should be voted. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the depositary may consider necessary to enable the depositary to do so. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

  Taxation

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for U.S. federal income tax purposes, they will have the income and deductions to which they would have been entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes when preferred stock is withdrawn in exchange for depositary shares as provided in the deposit agreement;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, at the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

  •
  the holding period for the preferred stock in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period during which the person owned the depositary shares.

  Amendment and Termination of the Deposit Agreement

        Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

  Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

  Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment.

  Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of the duties described in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to the depositary and us. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants

        We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

        This section describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

  General

        The applicable prospectus supplement will describe the terms of the warrants, the following where applicable:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities, common stock or preferred stock, if any, purchasable upon exercise of the warrants;

  •
  the designation and terms of the debt securities, common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

  •
  the date after which the warrants and any debt securities, common stock or preferred stock, if any, issued with the warrants will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

  •
  the dates on which the right to exercise the warrants begins and expires;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificate or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to any book-entry procedures;

  •
  the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

  •
  a discussion of certain United States federal income tax considerations;

  •
  any antidilution provisions of the warrants;

  •
  any redemption or call provisions applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

  Exercise of Warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

        Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

  Amendments and Supplements to Warrant Agreements

        The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

  Common Stock Warrant Adjustments

        Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

  •
  the issuance of common stock as a dividend or distribution on the common stock;

  •
  subdivisions and combinations of the common stock;

  •
  the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

  •
  the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

        We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant, make proper provision so that each holder of such common stock warrant who exercises such common stock warrant (or any portion thereof):

  •
  before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

  •
  after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such common stock warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such common stock warrant was exercised immediately prior to the record date for such distribution.

        Common stock owned by or held for our account or any of our majority owned subsidiaries shall not be deemed outstanding for the purpose of any adjustment.

        No adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as provided in the prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

        In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

How We Plan to Offer and Sell the Securities

        We may sell the securities in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents;

  •
  to dealers;

  •
  through underwriting syndicates led by one or more managing underwriters; and

  •
  through one or more underwriters acting alone.

        Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any of the prices may represent a discount from the prevailing market prices.

        In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The applicable prospectus supplement will, where applicable:

  •
  identify any such underwriter or agent;

  •
  describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

  •
  identify the amounts underwritten; and

  •
  identify the nature of the underwriter's obligation to take the securities.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the Nasdaq National Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market, subject to official notice of issuance, unless the Company's issued and outstanding common stock at the date of the prospectus supplement is listed on another exchange. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

        The underwriters may create a short position in the securities of as much as 15-20% by selling more securities than are set forth on the cover page of the applicable prospectus supplement. A prospectus will be delivered to each purchaser of shares in theses "short sales," and we understand that each such purchaser will be entitled to the same remedies under the Securities Act as if the purchaser purchased shares in this offering in a transaction that is not a short sale. If a short position is created in connection with the offering, the representatives may engage in syndicate covering transactions by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

        The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or they are in compliance with an available exemption from the registration or qualification requirement.

Experts

        The consolidated financial statements of Boston Private Financial Holdings, Inc. as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference in such Annual Report on Form 10-K, given on the authority of said firm as experts in auditing and accounting.

Legal Opinions

        The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

3,800,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Sandler O'Neill & Partners, L.P.

Advest, Inc.

RBC Capital Markets

SunTrust Robinson Humphrey

December 11, 2003

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About this Prospectus
Where You Can Find More Information
Forward-looking Statements
About Boston Private Financial Holding, Inc.
Ratios of Earnings to Fixed Charges
How We Intend to Use the Proceeds
Supervision and Regulation
Description of the Securities
Description of the Debt Securities
Book-Entry Issuance
Description of Common Stock
Description of Preferred Stock
Description of Depositary Shares
Description of Warrants
How We Plan to Offer and Sell the Securities
Experts
Legal Opinions